UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to Section 240.14a-12

HARRIS INTERACTIVE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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161 Sixth Avenue
New York, New York 10013

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held on Tuesday, November 1, 2011, at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York at 5:30 p.m. (local time).

At the Annual Meeting you will be asked to elect one director to our Board of Directors, ratify the selection of our independent registered public accounting firm, and approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under that plan by 500,000 shares.

On the following pages, you will find the formal Notice of Annual Meeting and our Proxy Statement. Included with our Proxy Statement is a copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2011. We encourage you to read the Proxy Statement as well as our Form 10-K. These documents will provide you with information about our management, operations, markets, and services, as well as our audited financial statements.

Whether or not you plan to attend the Annual Meeting, please register your vote as soon as possible to ensure that your shares of Harris Interactive common stock will be represented at the Annual Meeting. We encourage you to take advantage of the option to vote by telephone or the Internet. If you prefer, you may complete, sign, date and return the accompanying proxy card in the enclosed postage paid envelope.

We hope that many of you will be able to attend the Annual Meeting in person. We look forward to seeing you there.

Sincerely,

Al Angrisani
Interim Chief Executive Officer

Howard L. Shecter
Chairman

Notice of Annual Meeting of Stockholders to Be Held November 1, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York at 5:30 p.m. (local time), for the following purposes:

1. To elect one (1) Class III director to the Board of Directors to hold office for a three year term or until his successor is duly appointed and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2012;

3. To approve an amendment to our 2007 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under that plan by 500,000 shares; and

4. To act upon such other business as may properly come before the meeting or any adjournment thereof.

A copy of our Annual Report on Form 10-K for our fiscal year ended June 30, 2011 is enclosed with this Notice of Annual Meeting and attached Proxy Statement. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting during ordinary business hours at our offices at 161 Sixth Avenue, New York, New York 10013. The list also will be available at the Annual Meeting.

By Order of the Board of Directors,

Marc H. Levin
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

September 30, 2011
New York, New York

IMPORTANT: To assure that your shares are represented at the Annual Meeting, you must complete your proxy as soon as possible. You may vote your shares by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com by following the enclosed instruction form. If you prefer, you may fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Stockholders should read the entire Proxy Statement carefully prior to returning their proxies.

i

161 Sixth Avenue
New York, New York 10013

PROXY STATEMENT
September 30, 2011

FOR ANNUAL MEETING OF STOCKHOLDERS OF HARRIS INTERACTIVE INC.
To Be Held November 1, 2011

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Harris Interactive Inc. (“Harris Interactive”, the “Company”, “we” or “us”) for use at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held on Tuesday, November 1, 2011, at 5:30 p.m. (local time) or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The 2011 Annual Meeting will be held at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York. The date of this Proxy Statement is September 30, 2011. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders is October 4, 2011.

GENERAL INFORMATION

Record Date; Voting Securities

Only stockholders of record at the close of business on September 6, 2011 are entitled to vote their shares of Harris Interactive common stock at the 2011 Annual Meeting and any adjournment thereof. As of September 6, 2011, there were 55,651,735 shares of Harris Interactive common stock issued and outstanding. Each holder of shares of common stock is entitled to one vote for each share of common stock held. Stockholders may vote in person or by proxy.

Voting Your Proxy

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you intend to attend the 2011 Annual Meeting in person. You may grant a proxy to vote your shares via the Internet, telephone, or mail as more fully described below:

•	By the Internet: Go to www.proxyvote.com as described in the instructions accompanying this Proxy Statement. You will need your proxy card or electronic delivery notice to cast your vote.

•	By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card or electronic delivery notice to cast your vote.

•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your card, and return it in the envelope provided to Harris Interactive Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board FOR:

•	the nominee for Class III director;

•	ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012; and

•	an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares of Harris Interactive common stock reserved for issuance under that plan by 500,000 shares.

If any other business properly comes before the stockholders for a vote at the 2011 Annual Meeting, your shares will be voted by the proxy holders in accordance with the recommendation of the Board, or, in the absence of any such recommendation, in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the 2011 Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to Harris Interactive Inc., Attention: Corporate Secretary, 161 Sixth Avenue, New York, New York 10013;

•	submitting a later dated proxy by mail, telephone, or the Internet; or

•	voting in person at the 2011 Annual Meeting.

Quorum

A majority of the shares of Harris Interactive common stock entitled to vote must be present either in person or by proxy at the 2011 Annual Meeting before any business may be conducted.

Tabulation of Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be included in the number of shares present for purposes of determining whether a quorum is present at the 2011 Annual Meeting. Abstentions also will be counted as shares “present” and “entitled to vote”. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote the shares because the proposal is non-routine. Broker non-votes are not counted as shares “entitled to vote” with respect to proposals over which they do not have discretionary authority. Therefore, while broker non-votes are considered “present” for purposes of determining whether there is a quorum, they are not considered “present” for purposes of determining the majority of shares at the meeting and entitled to vote on a particular action.

Shares Held in Street Name

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares, and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, then your broker or nominee will be entitled to vote your shares in its discretion as to the election of a Class III director (Proposal 1), ratification of the selection of our independent registered public accounting firm (Proposal 2), and an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares of Harris Interactive common stock reserved for issuance under that plan by 500,000 shares (Proposal 3).

As the beneficial owner of shares, you are invited to attend the 2011 Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the 2011 Annual Meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares.

Electronic Delivery

We can reduce our expenses if you elect to receive your annual reports and proxy materials via the Internet. If you request, you can receive email notifications when these documents are available electronically on the Internet. You may sign up for this service at www.proxyvote.com.

Copies of our Annual Report on Form 10-K for our fiscal year ended June 30, 2011 and the proxy materials can be accessed via the Internet at https://materials.proxyvote.com/414549.

Householding

Unless we have received contrary instructions, we send a single copy of the annual report, proxy statement, notice of annual or special meeting, and notice of Internet availability of proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding”, reduces the volume of duplicate information received at your household and helps us reduce our expense. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement, notice of annual or special meeting, and/or notice of Internet availability of proxy materials to any stockholder sharing an address to which a single copy of the documents was delivered. You may request such separate copies, or request that separate copies of the annual report, proxy statement, notice of annual or special meeting, and/or notice of Internet availability of proxy materials be delivered in the future, by (i) sending written notice to: Harris Interactive Inc., Attention: Corporate Secretary, 161 Sixth Avenue, New York, New York 10013, (ii) sending written notice to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or (iii) calling (800) 542-1061. Stockholders sharing an address can request delivery of a single copy of the annual report, proxy statement, notice of annual or special meeting, and/or notice of Internet availability of proxy materials if they are receiving multiple copies by notice to the same address or calling the same telephone number.

Solicitation of Proxies

We will bear all costs of this proxy solicitation. In addition to soliciting stockholders by mail, we will request banks and brokers, other custodians, nominees, and fiduciaries to solicit their customers who have shares of Harris Interactive common stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and regular employees to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

STOCK OWNERSHIP AND REPORTING

Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 6, 2011 by each person who, or entity that, is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock. This table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our principal stockholders.

	Amount and
	Nature of	Percent of Common
	Beneficial	Stock Beneficially
Name and Address	Ownership	Owned(1)

Vincent Bolloré	8,036,025	14.4%
Through Financière de Sainte-Marine 31/32 quai de Dion Bouton 92800 Puteaux, France
Steven L. Fingerhood(2)	5,420,953	9.7%
Technology Opportunity Partners, L.P.
ZF Special Opportunities Fund, L.L.C.
Technology Opportunity Ventures L.L.C.
SLF Partners, LLC
SLF Industry, L.P.
SLF Management, LLC
One Ferry Building, Suite 255
San Francisco, CA 94111
Mill Road Capital, L.P.	4,373,855	7.9%
Thomas E. Lynch Charles M.B. Goldman Scott P. Scharfman Mill Road Capital GP LLC Two Sound View Drive, Suite 300 Greenwich, CT 06830
Gruber & McBaine Capital Management, LLC	3,522,049	6.3%
50 Osgood Place Penthouse San Francisco, CA 94133
Royce & Associates, LLC	3,424,389	6.2%
745 Fifth Avenue New York, NY 10151
Dimensional Fund Advisors LP	3,217,393	5.8%
Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746
Paradigm Capital Management, Inc.	3,061,265	5.5%
9 Elk Street Albany, NY 12207

(1)	The percentage of shares beneficially owned is based on 55,651,735 shares of Harris Interactive common stock outstanding as of September 6, 2011. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	See footnote 5 to the table below under “Stock Ownership and Reporting — Directors and Executive Officers”.

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 6, 2011 by (i) each director and director-nominee, (ii) the Chief Executive Officer, Chief Financial Officer, and each other executive officer named in the “Summary Compensation Table” below, and (iii) all directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated. This table is based on information provided to us or filed with the SEC by our directors, director-nominees, and executive officers.

		Common Shares	Total	Percent of
	Number of	Issuable Upon	Common Shares	Common Stock
	Common	Exercise of	Beneficially	Beneficially
Name of Beneficial Owner	Shares	Options(1)	Owned(1)(2)	Owned(1)(3)

Mr. Al Angrisani	500,000	28,450	528,450	*
Ms. Kimberly Till	18,997	—	18,997	*
Mr. Eric W. Narowski	77,768	45,792	123,560	*
Mr. Pavan Bhalla	67,500	—	67,500	*
Mr. Michael de Vere	—	27,084	27,084	*
Mr. Marc H. Levin	—	47,604	47,604	*
Mr. Enzo J. Micali	—	—	—	*
Mr. Robert Salvoni	—	—	—	*
Mr. Marty Beard(4)	15,774	—	15,774	*
Mr. David Brodsky(4)	271,629	30,000	301,629	*
Mr. Steven L. Fingerhood(4)(5)	5,420,953	—	5,420,953	9.7%
Mr. Alan Gould(4)	10,208	—	10,208	*
Mr. James R. Riedman(4)(6)	237,842	78,333	316,175	*
Mr. Howard L. Shecter(4)	330,234	40,000	370,234	*
Mr. Antoine G. Treuille(4)	95,884	30,000	125,884	*
All directors and current executive officers as a group (11 persons)(7)	6,460,292	298,813	6,759,105	12.1%

*	Less than 1%

(1)	Reflects common stock that may be purchased upon the exercise of stock options that were exercisable as of September 6, 2011 or that will become exercisable on or before November 5, 2011. Such shares are deemed to be outstanding and beneficially owned only for the purpose of computing the percentage ownership of the specific individual and not for the purpose of computing the percentage ownership of any other person.

(2)	No shares held by any of the persons shown are pledged as security.

(3)	The percentage of shares outstanding is based on 55,651,735 shares of Harris Interactive common stock outstanding as of September 6, 2011, except as noted in footnote (1) above. Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities.

(4)	Director.

(5)	Mr. Fingerhood has indirect beneficial ownership of 5,385,953 shares of the reported common stock by virtue of his position as the managing member of the general partner of certain private investment vehicles and, as such, the common stock may be deemed to be beneficially owned by Mr. Fingerhood. Mr. Fingerhood disclaims beneficial ownership of the common stock except to the extent of his pecuniary interest therein. Mr. Fingerhood has direct beneficial ownership of the balance of the reported common stock Mr. Fingerhood has sole voting power and sole investment power over all of the reported common stock.

(6)	Includes 129,558 shares of common stock held by Riedman Corporation, of which Mr. Riedman is the former President and is currently a director and stockholder.

(7)	Includes executive officers of Harris Interactive who are not identified in the table above.

Equity Compensation Plan Table

The following table provides information as of June 30, 2011 with respect to shares of common stock that may be issued under the terms of the Company’s equity compensation plans, including the Company’s 2007 Long-Term Incentive Plan (the “Incentive Plan”) and the Company’s 2007 Employee Stock Purchase Plan, as amended (the “ESPP”):

	Equity Compensation Plan Information
	Fiscal Year Ended June 30, 2011
			Number of Shares
			Remaining Available for
			Future Issuance Under
	Number of Shares to be	Weighted-Average	Equity Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))
	(a)	(b)	(c)(1)

Equity compensation plans approved by stockholders(2)	6,246,381	$1.39	2,357,521
Equity compensation plans not approved by stockholders(3)	150,000	$7.36	0

Total	6,396,381	$1.53	2,357,521

(1)	Not only options but also awards of stock and units for stock may be granted under the Incentive Plan, and any or all of the shares available under the Incentive Plan may be used for that purpose.

(2)	The options were issued at fair market value on the date of issuance. In general, with respect to employee stock options, 25% of each respective grant vests one year after the date of issuance and 1/36th of the remainder of each grant vests each month thereafter. In general, with respect to director stock options, 1/36th of each respective grant made after July 1, 2005 vests each month after the date of issuance, and 25% of each respective grant made on or prior to July 1, 2005 vested one year after the date of issuance and 1/36th of the remainder of each grant vested each month thereafter. Also included are options granted to Messrs. Angrisani, Narowski, de Vere and Levin, which are subject to performance-based vesting requirements as more fully described below under “Compensation of Directors and Executive Officers — Outstanding Equity Awards at 2011 Fiscal Year End”. All vesting of options ceases upon termination of an individual’s employment or service as a director, except, in limited cases, upon the death or disability of the individual, as more fully described below under “Compensation of Directors and Executive Officers — Grants of Plan Based Awards in Fiscal 2011” and “— Outstanding Equity Awards at 2011 Fiscal Year End”. Further, options may vest under varying circumstances upon a change in control of the Company during the term of the holder’s employment or service as a director, as more particularly described below under “Compensation Discussion and Analysis — Implementing the Compensation Committee’s Objectives — Equity Incentive Compensation — Aligning Compensation with Stockholder Value”. Generally, the options are not transferable.

(3)	Represents 150,000 options issued in fiscal 2004 and 2005 to certain employees hired in connection with the acquisition of Novatris, S.A. The options granted to former employees of Novatris, S.A. during fiscal 2004 have an exercise price of $8.55. The options granted to former employees of Novatris, S.A. during fiscal 2005 have an exercise price of $4.98. The options granted in fiscal 2004 and 2005 were for a ten year term; provided, however, they must be exercised on or before the date of termination of employment of the respective holders. The options fully vest upon the holder’s death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and related SEC regulations, require the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of those securities with the SEC, and to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of these reports received by us and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the fiscal year ended June 30, 2011, except for late filings of Form 4s related to performance-based stock options granted on June 7, 2011 to Messrs. Angrisani, Narowski, de Vere and Levin.

CORPORATE GOVERNANCE

Directors and Committee Membership

The current members of the Board and each of its standing Committees are set forth in the following table. The standing Committees of the Board include an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Nominating
and
	Audit	Compensation	Governance
Director	Committee	Committee	Committee	Independent(1)

Marty Beard(3)	M	M	M	X
David Brodsky(3)	C	M	M	X
Steven L. Fingerhood(3)(4)	M	M	M	X
Alan Gould			M	X
James R. Riedman(3)(5)	M	C	M	X
Howard L. Shecter(2)(3)	M	M	C	X
Antoine G. Treuille(3)	M	M	M	X
Number of meetings held	5	9	6	5

“C”	Signifies Committee Chairman

“M”	Signifies Committee member

“X”	Signifies an independent director as described in “Director Independence” below

(1)	See “Director Independence” below for applicable definitions

(2)	Board Chairman

(3)	The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC

(4)	Lead Director

(5)	Not standing for re-election in 2011

Director Independence

The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”), which are posted at the “Investor Relations” — “Corporate Governance” — “Corporate Governance Guidelines” section of the Company’s website located at www.harrisinteractive.com. The Governance Guidelines require that independent directors constitute a substantial majority of the Board, and that all members of the Audit, Compensation, and Nominating and Governance Committees be independent. The Governance Guidelines provide that a director is independent when the director is free from any relationship that would interfere with his or her exercise of independent business judgment, and who is “independent” under the standards for independence of the Nasdaq Stock Exchange and applicable law.

The Nominating and Governance Committee, based upon its review of responses to questionnaires inquiring about transactions, relationships and arrangements of directors and family members with the Company, recommended to the Board, and the Board determined, that all of the directors currently serving are independent under the Governance Guidelines and as defined under Nasdaq Rule 5605(a)(2). Directors found to be independent are designated as such in the “Directors and Committee Membership” table above.

All members of the Audit, Compensation, and Nominating and Governance Committees are among the directors found by the Board to be independent. In addition, the requirements for independence contained in Nasdaq Rule 5605(c)(2) require that members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated by the SEC. The Board has determined that all members of the Audit Committee meet these criteria. The Board also has found that all members of the Compensation Committee fall within the “outside director” standard for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).

The nominee for election at the 2011 Annual Meeting is independent.

Board and Committee Meetings

The Board held a total of fourteen meetings during the fiscal year ended June 30, 2011, and took three actions by written consent. The independent directors, identified above, met separately in executive session in accordance with Nasdaq Rule 5605(b)(2) five times during fiscal 2011. The number of meetings held by each Committee is identified in the “Directors and Committee Membership” table above. During the fiscal year ended June 30, 2011 all directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board (held during the periods for which they respectively served as a director) and (ii) the total number of meetings held by all Committees of the Board on which they served (held during the periods that they respectively served).

Director Attendance at Annual Meetings

The Board has adopted a policy requiring that directors attend each annual meeting of stockholders absent compelling circumstances preventing such attendance. All directors standing for election or continuing, and then serving, attended the 2010 Annual Meeting of Stockholders.

Committees of the Board

Audit Committee

Membership

The current members of the Audit Committee are identified in the “Directors and Committee Membership” table above. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Scope and Authority

The Audit Committee of the Board (a) monitors the integrity of the accounting policies, financial reporting, and disclosure practices of the Company, (b) reviews the results of the Company’s quarterly and annual financial statements and annual audit and recommends to the Board approval of their inclusion in the Company’s quarterly and annual reports, (c) appoints and monitors the independence and performance of the Company’s independent registered public accounting firm, (d) approves the compensation of the independent registered public accounting firm and approves in advance all permitted non-audit services to be provided by the Company’s independent registered public accounting firm, (e) meets with the Company’s independent registered public accounting firm to review the Company’s critical accounting policies, internal controls, and financial management practices, (f) monitors the processes established and maintained by management in order for management to assure that an adequate system of internal accounting and financial control is functioning within the Company, (g) monitors the processes established and maintained by management in order for management to assure corporate compliance with legal and regulatory requirements, and (h) monitors the processes established and maintained by management for measuring, managing, and monitoring areas of enterprise risk designated by the Board. This Committee also receives, reviews, and takes action with respect to any complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.

Audit Committee Charter

The Audit Committee operates under a written charter adopted by the Board. A copy of the Company’s Audit Committee Charter is available at the “Investor Relations” — “Corporate Governance” — “Audit Committee Charter” section of the Company’s website located at www.harrisinteractive.com. In April 2011, the Audit Committee conducted a review of its compliance with the Audit Committee Charter and determined that it has operated in compliance with the Charter’s provisions.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The Company’s independent registered public accounting firm has responsibility for the audit of the Company’s financial statements. The responsibility of the Audit Committee is to oversee financial and control matters, among its other duties as specified in the Audit Committee Charter. The Audit Committee is responsible for retention and approval of compensation of the independent registered public accounting firm, and pre-approval of the permitted non-audit services to be provided by such firm. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to Harris Interactive. The Audit Committee also reviews with management and the independent registered public accounting firm material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Conduct of Audit Committee Meetings

The Audit Committee met with representatives of PricewaterhouseCoopers, LLP (“PwC”), the Company’s independent registered public accounting firm, at each of its quarterly meetings during the fiscal year ended June 30, 2011. The Audit Committee’s agenda for each meeting was established by its chairperson and the Company’s Chief Financial Officer at the time. The meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

At these meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, and received a summary of any complaints received through the Company’s anonymous complaint procedure with respect to internal accounting controls or auditing matters. The Audit Committee, from time to time, also reviewed and discussed reports regarding internal audit matters, reviewed policies and procedures, including among others the Company’s Internal Disclosure Controls Procedures and the Policy and Procedures with Respect to Related Party Transactions, and held separate executive sessions with representatives of PwC, and the Company’s Chief Executive Officer, Chief Financial Officer, and General Counsel. Executive sessions included candid discussions of financial management, accounting, internal controls, and legal and compliance issues. Additionally, the Audit Committee’s chairperson periodically held separate discussions with representatives of PwC, and the Company’s Chief Executive Officer, Chief Financial Officer, and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviewed each of the Company’s quarterly and annual reports, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained therein, at each of its quarterly meetings during the fiscal year ended June 30, 2011. As part of this review, the Audit Committee discussed the reports with the Company’s management and considered the required communications prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports. The Audit Committee also considered related matters such as the quality and appropriateness, not just the acceptability, of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles (“GAAP”), and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies, and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the basis for management’s conclusions in that report. Throughout fiscal 2011, the Audit Committee reviewed the results of management’s plan for documenting and testing controls, any deficiencies discovered, and the resulting remediation of any such deficiencies.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PwC, the Audit Committee asked the independent registered public accounting firm to address and discuss their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had PwC itself prepared and been responsible for the financial statements?

•	Based on PwC’s experience and its knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. GAAP and SEC disclosure requirements?

•	Based on PwC’s experience and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company?

•	During the course of the fiscal year, has PwC received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee also has discussed with PwC that PwC is retained by the Audit Committee and therefore, must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions, its discussions with management, and its review of applicable periodic reports and financial statements, the Audit Committee believes it has a reasonable basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

Compensation Committee

Membership

The current members of the Compensation Committee are identified in the “Directors and Committee Membership” table above.

Scope and Authority

The Compensation Committee (a) reviews and recommends compensation and benefits of the Chief Executive Officer for approval by the independent directors of the Company, (b) reviews and approves compensation and benefits for all other executive officers of the Company, and (c) establishes and reviews general policies relating to compensation and benefits for the Company’s employees. The Compensation Committee also recommends, for approval by the Board, compensation of non-employee directors. The Compensation Committee reviews and approves the incentive cash bonus plans of the Company and grants under the Incentive Plan.

Charter

The Compensation Committee has adopted a written charter, a copy of which is posted at the “Investor Relations” — “Corporate Governance” — “Compensation Committee Charter” section of the Company’s website located at www.harrisinteractive.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2011 (identified in the “Directors and Committee Membership” table above) is or has been an officer or employee of Harris Interactive or any of its subsidiaries. No interlocking relationship, as described in SEC Regulation S-K Item 407(e)(4), existed during the last completed fiscal year between the Company’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

Procedures for Determination of Compensation

The Compensation Committee oversees the design, development and implementation of the compensation for the Company’s non-employee directors, Chief Executive Officer, and other executive officers.

For directors, from time to time, the Company’s Human Resources department gathers data regarding peer group compensation. The most recent peer group comparison was done in fiscal 2007 for a peer group consisting of Arbitron, Inc., Digitas, Forrester Research, Inc., Greenfield Online, Inc., National Research Corporation, Net Ratings, Inc., and Opinion Research Corporation. The Compensation Committee reviews the peer group data, information from other sources such as the annual director compensation survey published by the National Association of Corporate Directors, the Company’s financial performance, and the scope of activity of the Board and its respective Committees and, based upon that review, the Compensation Committee recommends cash and/or equity compensation for directors to the full Board for final approval.

The process used for determination of compensation for the Company’s executive officers, including the Chief Executive Officer, is described below under “Compensation Discussion and Analysis — Role of Compensation Committee and Chief Executive Officer; Procedures for Determination of Compensation”.

Role of Compensation Consultants

The role of consultants in the determination of compensation is discussed below under “Compensation Discussion and Analysis — Role of Compensation Consultants”.

Nominating and Governance Committee

Membership

The current members of the Nominating and Governance Committee are identified in the “Directors and Committee Membership” table above.

Scope and Authority

The Nominating and Governance Committee (a) makes recommendations to the Board regarding the overall structure, size and composition of the Board, (b) selects director nominees for approval at the annual meeting of the Company’s stockholders, (c) makes recommendations to the Board regarding Committees of the Board and membership on those Committees, (d) oversees matters related to succession planning for the office of the Chief Executive Officer, and (e) oversees matters related to the governance of the Company.

Charter

The Nominating and Governance Committee has adopted a written charter, a copy of which is posted at the “Investor Relations” — “Corporate Governance” — “Nominating and Governance Committee Charter” section of the Company’s website located at www.harrisinteractive.com.

Director Nomination Process

The Nominating and Governance Committee believes that any nominee recommended by the Committee for a position on the Board must have personal character and integrity, must have sound judgment, must be willing to commit the time required for Board service, must have a commitment to representing the interests of all of the Company’s stockholders, must have experience relevant to the Company in one or more fields, and must have knowledge of corporate governance issues and practices. In considering candidates for the Board, the Nominating and Governance Committee requires that independent directors, as defined under Nasdaq Rule 5605(a)(2), comprise a substantial majority of the Board. The Committee also requires that at least three of such independent directors must qualify as independent under SEC Rule 10A-3(b)(1) and also satisfy the financial literacy requirements for Audit Committee membership, and that at least one such member of the Audit Committee be a “financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Nominating and Governance Committee further believes that one or more, but not necessarily all, of the members of the Board should have:

•	experience with compensation, executive development, and executive recruitment matters;

•	market research industry expertise;

•	experience with mergers and acquisitions;

•	experience with strategic and operations planning;

•	experience with public company operations;

•	experience as a senior executive;

•	expertise related to global markets;

•	knowledge of crisis management; and

•	experience with investor and media relations.

Consistent with these criteria for potential director candidates, the Board values diversity of talents, skills, abilities and experiences, and believes that the diversity that exists on the Board provides significant benefits to the Company. Although there is no specific diversity policy, the Nominating and Governance Committee also may consider the diversity of its members and potential candidates in selecting new directors.

Procedures used by the Nominating and Governance Committee in identifying and evaluating candidates for election to the Board are posted at the “Investor Relations” — “Corporate Governance” — “Nominating and Governance Committee Nominating Procedures” section of the Company’s website located at www.harrisinteractive.com. The Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Committee’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, who the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Committee will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will:

•	consider whether the director continues to satisfy the qualifications for director candidates adopted by the Committee from time to time, including, among others, compliance with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock, and majority vote for directors;

•	assess the performance of the director including, among others, attendance at Board and Committee meetings, attendance at the annual meeting of stockholders, and participation in director education, during the preceding term; and

•	determine whether any special, countervailing considerations exist against re-nomination of the director.

The Committee will, absent special circumstances, propose the incumbent director for re-election if the incumbent consents to re-nomination and the Committee determines that the incumbent continues to be qualified, has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated.

The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director, or if the directors decide to expand the size of the Board. The Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board and management of the Company. The Committee also may determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

•	cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

•	determine if the candidate satisfies the qualifications required by the Committee of candidates for election as director, including, among others, the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock, and majority vote for directors;

•	determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board;

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management, and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In addition, in its discretion, the Committee may designate one or more of its members to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board.

In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock, and majority vote for directors. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee also may consider the extent to which the recommending stockholder intends to continue holding its equity interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its equity interest at least through the time of such annual meeting.

On December 7, 2010 and April 6, 2011, respectively, at the recommendation of the Nominating & Governance Committee, the Board appointed Messrs. Beard and Gould to the Board to fill existing vacancies on the Board.

The Company did not pay any fee to a third party to identify, evaluate, or assist with the identification or evaluation of director nominees during fiscal 2011.

Nominees for Election at the 2011 Annual Meeting

The Nominating and Governance Committee has nominated and recommended Steven L. Fingerhood for election to the Board by the stockholders at the 2011 Annual Meeting.

Candidates Recommended by Stockholders

Stockholders may recommend qualified director candidates for consideration by the Nominating and Governance Committee using procedures posted at the “Investor Relations” — “Corporate Governance” — “Submissions by Security Holders of Nominations for the Board of Directors” section of the Company’s website located at www.harrisinteractive.com. The procedures generally require that the recommendation be submitted in writing by mail, courier, or personal delivery, addressed to: Chairman of the Nominating and Governance Committee of the Board of Directors, c/o Harris Interactive Inc., Corporate Secretary, 161 Sixth Avenue, New York, New York 10013. The envelope should indicate that it contains a stockholder recommendation for director nomination. Submissions should be as required by the procedures and in general must include:

•	the stockholder’s name, address, telephone number, number of shares owned, length of period held, proof of ownership, and statement as to whether the stockholder has a good faith intention to continue to hold the reported shares through the next annual meeting of stockholders;

•	name, age, and address of the candidate;

•	a detailed resume describing, among other things, the candidate’s educational background, occupation, five years business experience, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming them) pursuant to which the nomination is being made by the stockholder;

•	information regarding the nominee’s ownership of securities of the Company, certain types of legal proceedings, and business relationships and transactions between the nominee and the Company;

•	all other information regarding the candidate that would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC; and

•	the candidate’s written consent: (i) to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) to comply with all policies applicable to directors of the Company including, among others, the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, director ownership of Company stock, and majority vote for directors.

Nominating recommendations for an annual meeting of stockholders must be received by the Company at least 90 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration using the Nominating and Governance Committee Nominating Procedures described above.

In addition to recommending candidates to the Nominating and Governance Committee, a stockholder may directly nominate a director by giving written notice in proper written form to the Corporate Secretary pursuant to the Bylaws of the Company, which are posted at the “Investor Relations” — “Corporate Governance” — “Bylaws” section of the Company’s website located at www.harrisinteractive.com. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address, and residence address of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of stock of the Company that are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act, and the rules and regulations promulgated thereunder.

In addition, the notice must set forth as to the stockholder giving the notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of stock of the Company which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board

The Company’s policy is to facilitate communications between stockholders and other interested parties and the Board. Stockholders wishing to communicate with the Board should follow the detailed procedures posted at the “Investor Relations” — “Corporate Governance” — “Procedure for Stockholder Communications with the Board of Directors” section of the Company’s website located at www.harrisinteractive.com. The procedures, as detailed on the website, provide for communications to be in writing and mailed to the Board of Directors, Harris Interactive Inc., c/o Corporate Secretary, 161 Sixth Avenue, New York, New York 10013. The Board has adopted a separate procedure for communications regarding accounting, auditing, and financial reporting matters, which may be found at the “Investor Relations” — “Corporate Governance” — “Complaint Procedure for Accounting, Auditing, and Financial Reporting Matters” section of the Company’s website located at www.harrisinteractive.com.

Board Leadership Structure

The Board believes that the segregation of the roles of Board Chairman and the Chief Executive Officer ensures better overall governance of the Company and provides meaningful checks and balances regarding its overall performance. This structure allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations, and allows our Chairman to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. For the foregoing reasons, the Board has determined that its leadership structure is appropriate and in the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The full Board oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company’s strategic plans and objectives, improve long-term organizational performance, and enhance stockholder value. It is management’s responsibility to manage risks and bring to the Board’s attention material risks facing the Company.

The Board has overall responsibility for the oversight of the Company’s risk management process. The Board’s oversight responsibility includes monitoring the steps management is taking to manage material risks, and assessing management’s appetite for risk in the context of the Company’s operations and strategy. The Board carries out its oversight responsibility directly and through the delegation to its Committees of responsibilities related to the oversight of certain risks, as follows:

•	The Audit Committee, as part of its internal audit and independent auditor oversight, is responsible for reviewing the Company’s risk assessment and risk management and discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, and the performance of the internal audit function, among other responsibilities set forth in the Audit Committee Charter.

•	The Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs, including its performance-based compensation programs, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company’s employees. The Committee also reviews risks related to management resources, including the depth of the Company’s senior management.

•	The Nominating and Governance Committee oversees risk as it relates to the Company’s corporate governance structure and processes, the identification and recommendation of individuals qualified to become directors, and succession planning.

On a periodic basis, the Board and its Committees receive information and reports from management on material risks that the Company faces and how the Company is seeking to control the risks if and when appropriate, and each Committee makes periodic reports regarding risk oversight in its area of responsibility to the full Board.

Governance Guidelines

In September 2006, the Board adopted the Governance Guidelines. The Governance Guidelines generally describe the respective roles and responsibilities of the Board and management, and the expectations of individual directors. The Governance Guidelines, among other matters:

•	require a substantial majority of the Board to be independent;

•	continue the Company’s current practice of having both a Chairman of the Board and a Lead Director, both of whom are independent;

•	require a member of management to resign from the Board upon termination of employment unless otherwise determined by the Nominating and Governance Committee;

•	require a non-employee director whose employment status, position, or business or professional association changes to notify the Nominating and Governance Committee, which will consider that factor at the time it considers whether to re-nominate the director;

•	establish a general policy that directors should limit their service on boards of publicly traded companies to no more than five (including the Company’s Board), and should limit their service on audit committees of such companies to no more than three (including the Company’s Audit Committee), and requires the Nominating and Governance Committee to take any exceptions into account at the time it considers whether to re-nominate the director;

•	create an expectation that each director will attend at least one director education program each year;

•	establish guidelines for Board operations;

•	require that a meaningful portion of non-employee director compensation will be provided in, or based upon, the Company’s stock in order to align interests of directors with those of the stockholders;

•	require directors to hold at least 25,000 shares of the Company’s common stock, of which at least 10,000 should be purchased either directly or through exercise of options, subject to a phase-in process; and

•	require directors to attend each annual meeting of stockholders in person absent compelling circumstances preventing such attendance.

In addition, the Governance Guidelines establish a majority vote standard for directors, as described below.

Majority Vote Policy

The Board has adopted the following policy providing for resignation of a director upon receipt of a greater number of “Withhold” votes than “For” votes in an election of directors.

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the stockholder vote.

The Nominating and Governance Committee of the Board will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” than votes “for” his or her election, and will recommend to the Board whether to accept or reject the tendered resignation. In making its recommendation, the Nominating and Governance Committee may consider any factors or other information that it considers appropriate and relevant, including without limitation, any known stated reasons why stockholders “withheld” votes for election from such director, the length of service and qualifications of the director, the director’s contributions to the Company, and this policy. The Board will act to accept or reject the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation and any other information and factors it deems relevant, within 90 days after the date of certification of the election results. Promptly after making its decision, the Board will publicly disclose, by a filing with the SEC, its decision regarding the tendered resignation and the rationale behind it.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Governance Committee recommendation or Board consideration as to whether or not to accept the tendered resignation.

If one or more director resignations are accepted by the Board, the Nominating and Governance Committee will recommend to the Board whether to fill such vacancy or vacancies pursuant to the provisions of Article III, Section 5 of the Bylaws of the Company, or to reduce the size of the Board pursuant to the provisions of Article III, Section 1 of the Bylaws of the Company. If the Board determines to fill such vacancy or vacancies, the Nominating and Governance Committee will nominate a person or persons to fill such vacancy or vacancies for consideration by the Board.

If a director’s resignation is not accepted by the Board, such director will continue to serve until the expiration of his or her term, or his or her earlier resignation or removal.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act. The information contained in this Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates it by reference.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2011, included in the Company’s Annual Report on Form 10-K, with the Company’s management;

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Accounting Oversight Board in Rule 3200T;

•	received from PwC the written disclosures and the letter required by the Public Company Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence” regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with PwC its independence, and concluded that PwC is independent from the Company and its management; and

•	reviewed and discussed the information set forth herein under “Corporate Governance — Committees of the Board — Audit Committee” with the Company’s management, and based upon such review and discussion, recommended to the Board that such information be included in this Proxy Statement.

Based upon its review and discussion with management and PwC, the Company’s independent registered public accountants, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC.

Submitted by the Audit Committee of the Board:

Mr. David Brodsky (Chairman)
Mr. Marty Beard
Mr. Steven L. Fingerhood
Mr. James R. Riedman
Mr. Howard L. Shecter
Mr. Antoine G. Treuille

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC or the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act. The information contained in this Compensation Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the information set forth herein under “Corporate Governance — Committees of the Board — Compensation Committee” and “Compensation Discussion and Analysis” with the Company’s management, and, based upon such review and discussion, recommended to the Board that such information be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

Mr. James R. Riedman (Chairman)
Mr. Marty Beard
Mr. David Brodsky
Mr. Steven L. Fingerhood
Mr. Howard L. Shecter
Mr. Antoine G. Treuille

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Under the direction of the Compensation Committee, the Company has designed a compensation program for the NEOs (defined below under “Compensation of Directors and Executive Officers”) intended to balance the need to provide competitive compensation with accountability for performance. The program provides:

•	cash base compensation and contractual protections competitive within the industry, designed to enable the Company to recruit and retain highly qualified individuals;

•	cash bonus incentives that directly link pay to performance, designed to motivate executive officers to deliver superior results; and

•	long-term equity incentives designed to align the interests of executive officers with those of the Company’s stockholders in achieving long-term growth.

The Company’s compensation programs are designed to deliver competitive total compensation and provide flexibility to reward performance and to adjust for evolving business conditions. Generally, the Compensation Committee does not react to short-term changes in business performance in determining the mix of compensation elements. The Committee does not rely on the formulaic achievement of financial goals in awarding compensation except in certain portions of the Company’s cash bonus plans, and in certain awards of performance-based equity incentives.

Consistent with the Committee’s focus on encouraging collaboration at all levels of the Company, the types of compensation and benefits provided to the NEOs are similar in most respects to those provided to the Company’s other executive officers. The Compensation Committee avoids providing significant perquisites to the NEOs, and has provided only limited severance and change in control protection.

The Company’s compensation programs contain features to mitigate excessive risk-taking, including among others the Company’s ability to recover certain amounts received by the Company’s Chief Executive Officer and the other NEOs in the event of accounting restatements due to material non-compliance of the Company with any financial reporting requirement, as described under “Compensation Discussion and Analysis — Management of Compensation-Related Risk”.

Implementing the Compensation Committee’s Objectives

Overall Competitive Compensation Package

The Company’s compensation programs are designed to provide a competitive, guaranteed base salary, bonuses that reward both strong Company financial and individual performance, and equity incentives that are aligned with the long-term performance of the Company’s stock. In fiscal 2011, competitive compensation was primarily driven by the need to meet market conditions in the recruitment of new executive officers and in the retention of key executive officers. In future years, the Compensation Committee may more closely reference peer group benchmarks or other sources of competitive data, as it had in fiscal years immediately prior to 2009.

Individual factors affecting overall compensation for the NEOs include:

•	level of responsibility and experience;

•	achievement of established individual goals;

•	leadership qualities;

•	operational performance; and

•	fostering the importance of high standards of ethical and legal compliance throughout the Company.

Mix of Types of Compensation

The Compensation Committee strives to achieve an appropriate mix between types of compensation in order to meet the Company’s objectives. Any apportionment goal is not applied rigidly and does not control compensation decisions. Rather, the Compensation Committee assesses an executive officer’s total compensation opportunities and whether the Company has provided the appropriate mix of incentives to remain competitive, take into account recent results, and motivate long-term performance. The Committee therefore balances compensation elements that provide a competitive base with those that provide pay for Company financial and individual performance and those that are aligned with long-term performance of the Company’s stock. The Compensation Committee may periodically engage outside professional firms to assist in understanding compensation levels in the broader marketplace, and will periodically assess this decision based on need and the Company’s financial situation. Additionally, although the Compensation Committee may consider peer group compensation levels as a reference point, its compensation decisions are based on the totality of all relevant facts and circumstances to be competitive in the marketplace, rather than a rigid, formulaic approach. In fiscal 2011, the Compensation Committee did not engage the services of a compensation consultant or benchmark compensation elements against a peer group.

The Compensation Committee applies a different mix of base salary and cash bonus compensation to different executive officer positions, and it reviews the mix each year.

The Compensation Committee seeks to align the interests of the NEOs with those of its stockholders by providing a significant portion of total compensation in the form of equity grants, generally through the Incentive Plan. The Committee also uses equity awards as incentives for the NEOs to continue employment with the Company over the longer term, and therefore such awards generally include four-year vesting schedules. In fiscal 2011, the Compensation Committee made time-based equity incentive grants to executive officers in connection with their initial employment, assumption of additional responsibilities, promotion, and/or reward for exceptional performance in their respective areas of responsibility. In June 2011, the Compensation Committee made performance-based equity grants to Messrs. Angrisani, Narowski, de Vere and Levin to offer an incentive that is closely aligned with increasing shareholder value, as, absent a change of control, the options only vest upon the achievement of certain stock price and/or adjusted EBITDA targets. See the “Grants of Plan Based Awards in Fiscal 2011” table below for further detail regarding the vesting conditions for the performance-based equity grants made to Messrs. Angrisani, Narowski, de Vere and Levin in fiscal 2011.

Base Salary — Remaining Competitive

Base salary is part of each executive officer’s compensation package because the Compensation Committee believes that the Company must guarantee a fixed portion of cash compensation in order to remain competitive in recruiting and retaining executive officers.

Base salaries are established by taking into account the totality of all relevant facts and circumstances, including the level of responsibility and role of the individual NEO. Although the Compensation Committee takes account of the need to be competitive in the marketplace, the experience, talent, and responsibilities of individual executive officers are the primary determinant of individual salaries. Adjustments are made on a subjective basis taking into account the executive officer’s performance. The Compensation Committee reviews base salaries annually, and in the interim if an NEO’s position or responsibilities change. Salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further stated objectives.

Mr. Angrisani was hired by the Company in June 2011 to serve as its Interim Chief Executive Officer. Mr. Angrisani is not receiving a base salary in fiscal 2011. Rather, his compensation consists of equity-based compensation and a potential performance-based cash bonus. See “Employment Agreements with Named Executive Officers” below for further detail regarding Mr. Angrisani’s compensatory arrangement with the Company. Angrisani Turnarounds, LLC (“Angrisani Turnarounds”), a company of which Mr. Angrisani serves as Chairman and Chief Executive Officer, is receiving a monthly retainer from the Company for making Mr. Angrisani available to the Company as its Interim Chief Executive Officer. See “Transactions with Related Persons” below for further detail regarding the Company’s arrangement with Angrisani Turnarounds.

Mr. Bhalla was hired by the Company in October 2010. In determining his base salary, the Compensation Committee considered the level of responsibility of the position for which he was being hired, his previous experience, and the need to offer base compensation which was competitive within the marketplace for his role and responsibilities.

In January 2011, Mr. de Vere was given management responsibilities for the Company’s U.S. Client Services, at which time the Compensation Committee approved a commensurate increase in his annual base salary from $255,000 to $275,000. In June 2011, the Compensation Committee approved a monthly bonus of $3,500 for Mr. Narowski in recognition of his service as Interim Chief Financial Officer. Mr. Narowski will receive the monthly bonus until such time that he no longer serves as the Company’s Interim Chief Financial Officer. Also in June 2011, Mr. Levin was promoted to serve as the Company’s Chief Administrative Officer, while still maintaining his role as the Company’s Executive Vice President, General Counsel and Corporate Secretary, at which time the Compensation Committee approved a commensurate increase in his annual base salary from $255,000 to $275,000.

The responsibilities of Ms. Till and Messrs. Micali and Salvoni did not change for fiscal 2011 and in evaluations undertaken prior to their departures from the Company, the Compensation Committee determined that neither Company overall performance nor individual performance justified any base salary increase.

Cash Bonus Plans — Linking Compensation to Performance

The Company’s cash bonus plans are designed to directly link individual executive officer’s, including the NEO’s, pay to Company, individual and, in some cases, specific business unit performance. The cash bonus plans are structured with the intent that they be equitable to stockholders.

The Compensation Committee establishes target bonus amounts, within contractual requirements related to minimum targets for certain of the NEOs, on a subjective basis after a review of recommendations made by management, the number of participants in the Company’s bonus plans, the aggregate of target bonuses under those plans as a percentage of overall Company expense, the relationship of potential bonus payments to the amount of earnings retained for the benefit of stockholders, the relative roles and responsibilities of the participants covered by the bonus plans, the relative ability of the participants to impact overall Company performance, and the mix of other salary and equity incentive compensation for each participant. The target bonus established for each of the NEOs in fiscal 2011 is shown in a table below.

Under the corporate bonus plan, a fixed dollar pool is established for each fiscal year, with actual payouts increasing or decreasing based upon achievement of pre-set financial metrics. In establishing the size of the bonus pool under the corporate bonus plan in fiscal 2011, the Compensation Committee determined that the aggregate target bonus pool should not exceed the net income retained for the benefit of stockholders after payment of bonuses. The Compensation Committee has yet to approve the fiscal 2012 corporate bonus plan. After approval by the Compensation Committee, the Company will file a Current Report on Form 8-K with the SEC that summarizes the fiscal 2012 corporate bonus plan.

Actual payouts under the corporate bonus plan in each fiscal year are determined through targeted levels of achievement of specified metrics and management objectives. The metrics are intended to be those most closely linked to Company performance objectives over which the Compensation Committee believes the plan participants have the most direct control.

The fiscal 2011 corporate bonus plan (the “2011 Bonus Plan”) was designed to establish a pool of funds (the “2011 Bonus Pool”) to be available for making bonus payments to the NEOs as well as certain other employees. The funding level of the 2011 Bonus Pool was based on the Company’s performance relative to budgeted fiscal 2011 consolidated operating income, as approved by the Board in connection with establishing the Company’s fiscal 2011 annual budget (the “2011 Financial Target”). The percentage achievement of the 2011 Financial Target determined the extent to which the 2011 Bonus Plan was to be funded. Specifically, under the 2011 Bonus Plan, 100% of the 2011 Bonus Pool was to be funded if performance was equal to 159% of the 2011 Financial Target, and not funded at all if performance was less than 75% of the 2011 Financial Target (“Threshold Performance”). Between 75% and 159% performance, a sliding scale was to apply. The Board, in its discretion, had the option of increasing the size of the 2011 Bonus Pool if the Company achieved greater than 159% of the 2011 Financial Target.

Under the 2011 Bonus Plan, 64% of Ms. Till’s bonus payout was based on the Company’s performance relative to the 2011 Financial Target and 36% was based upon the Board’s evaluation of her performance, with emphasis in the Board’s discretion on individual management objectives including achieving budgeted operating income, improving global operational efficiency, and building a strong management team.

For each of the other NEOs (except for Mr. Angrisani), 70% of the bonus payout under the 2011 Bonus Plan was based on the Company’s performance relative to the 2011 Financial Target and 30% was based on the NEO’s manager’s evaluation of the NEO’s performance in his area of responsibility.

Although Mr. Angrisani commenced employment with the Company shortly before the end of fiscal 2011, he was not eligible to receive a bonus payout under the 2011 Bonus Plan.

No bonus was payable to the NEOs under the 2011 Bonus Plan since the Company did not achieve Threshold Performance.

Fiscal 2011 target bonuses under the 2011 Bonus Plan for each of the NEOs as compared to actual fiscal 2011 bonus payouts were as follows:

	Fiscal 2011 Target	Fiscal 2011 Bonus
Name	Bonus($)	Payout($)

Al Angrisani	$—	—
Kimberly Till(1)	$600,000	—
Eric W. Narowski	$54,900	—
Pavan Bhalla(2)	$152,500	—
Michael de Vere	$110,000	—
Marc H. Levin	$110,000	—
Enzo J. Micali(3)	$118,000	—
Robert Salvoni(4)	78,000 GBP	—GBP

(1)	Employed through June 7, 2011

(2)	Employed through June 13, 2011

(3)	Employed through June 24, 2011

(4)	Employed through February 4, 2011

On August 16, 2011, the Compensation Committee awarded retention bonuses to Messrs. Narowski, de Vere and Levin, in the amounts of $60,000, $100,000 and $100,000, respectively. The retention bonuses were awarded to encourage their continued service to the Company during a transition period following the recent change in Chief Executive Officer of the Company, and is payable in four equal cash installments on or about September 15, 2011, December 15, 2011, March 15, 2012 and June 15, 2012, provided, in each case, that the NEO is employed by the Company in good standing on such date.

Equity Incentive Compensation — Aligning Compensation with Stockholder Value

The equity incentives provided to each individual are based upon industry competitive practices and judgments made by the Compensation Committee as to the individual’s relative position, responsibilities, and historical and expected contributions to the Company. The Committee also takes into account the individual’s existing stock ownership, previous stock-based grants, and whether previous grants have in-the-money value for retentive purposes. Primary weight is given to the individual’s relative rank and responsibilities. Initial grants designed to recruit an executive officer to join the Company have been based on negotiations with the officer, equity being forfeited by the officer from his or her former employer, and reference to the Company’s historical option grants to existing executive officers.

Under the Incentive Plan, stock options are granted at fair market value and generally vest over a four-year period. 25% become exercisable on the one-year anniversary of the grant date, with the remainder vesting ratably over the remaining 36 months.

The Compensation Committee awards restricted stock at the market price on the date of grant, typically with a four-year forfeiture schedule. Forfeitures of 25% of restricted stock awards lapse on each of the first four anniversaries following the award date.

From time to time, the Compensation Committee has made certain performance-based stock option and restricted stock awards to certain NEOs, based upon the Committee’s belief that performance-based awards provide additional linkage between executive compensation and longer term growth of the Company. These awards may fully vest in less than four years and generally will include performance-based vesting requirements in addition to the continued service requirement.

Under the terms of the Incentive Plan and award agreements under them, as well as agreements related to awards granted outside of the Incentive Plan to new hires, all of the equity awards granted by the Company prior to fiscal 2009 vest immediately upon a change in control of the Company. Although the Compensation Committee believes that accelerated vesting upon a change in control provides an incentive to employees to remain with the Company and recognizes that the linkage between performance and stockholder value will not be the same after the change in control, in fiscal 2009 it changed its policy with respect to accelerated vesting of equity awards, as follows:

•	Generally, grants to the Chief Executive Officer and Chief Financial Officer become fully vested upon a change in control of the Company.

•	Generally, grants to executives (other than the Chief Executive Officer and Chief Financial Officer) only become fully vested upon a change in control if the acquirer does not assume, continue, or substitute for the awards as provided in the Incentive Plan (a “Complying Assumption”) or, upon a Complying Assumption, if executive’s date of termination occurs upon or in the one-year period immediately following the change in control unless such date of termination is due to termination of the executive by the acquirer for “cause” (as defined in the applicable equity incentive agreement) or the executive’s voluntary termination of his or her employment without “good reason” (as defined in the applicable equity incentive agreement).

•	Generally, grants to all other employees only become fully vested upon a change in control if there is not a Complying Assumption.

The Compensation Committee believes that these modifications to the circumstances under which accelerated vesting will occur upon a change in control better aligns the interests of the Company and its stockholders. The Compensation Committee will continue to review its policy regarding the circumstances under which vesting will occur upon a change in control.

In fiscal 2011, the Compensation Committee awarded non-qualified time-based stock options and restricted stock, as well as performance-based stock options. Specifically, during fiscal 2011, the Compensation Committee made the following equity-based incentive grants to NEOs: (a) in connection with his initial employment, Mr. Angrisani received (i) shares of restricted stock, one-thirteenth of which vest on the thirtieth day of each month commencing in June 2011, subject to his continued employment on each such date, (ii) incentive stock options that vest at the end of fiscal 2012, subject to his continued employment on such date, and (iii) non-qualified performance based stock options, subject to the vesting terms described below under “Compensation of Directors and Executive Officers — Outstanding Equity Awards at 2011 Fiscal Year End”, (b) in connection with his initial employment, Mr. Bhalla received non-qualified time-based stock options, subject to the Company’s standard four-year vesting schedule described above; (c) in connection with his promotion and assumption of additional responsibilities, Mr. de Vere received non-qualified time-based stock options, subject to the Company’s standard four-year vesting schedule described above; (d) as recognition for their performance, Ms. Till and Messrs. Narowski, de Vere, Levin, Micali and Salvoni received non-qualified time-based stock options, subject to the Company’s standard four-year vesting schedule described above; and (e) for retentive purposes, Messrs. Narowski, de Vere and Levin received non-qualified performance based stock options, subject to the vesting terms described below under “Compensation of Directors and Executive Officers — Outstanding Equity Awards at 2011 Fiscal Year End”.

Ms. Till and Messrs. Bhalla, Micali and Salvoni forfeited all of their unvested stock options when they departed the Company in fiscal 2011.

Other Compensation

Deferred Compensation Plans

The Company does not offer any deferred compensation plans to its executive officers other than the 401(k) Plan available to all employees, described below.

401(k) Plan

The Company maintains a 401(k) Plan for its employees, including executive officers, to encourage employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. The 401(k) Plan permits employees to make such deferrals in a tax efficient manner. The Company may, in its discretion, match employee deferrals. Through December 31, 2008, the Company made matching contributions equal to 50% of the first 8% of compensation deferred by employees with a cap of $4,000 per calendar year (subject to IRS limits and non-discrimination testing). In January 2009, matching contributions were discontinued as part of the Company’s overall plan to control its costs. Although the Company did not resume matching contributions during fiscal 2011, it may, in its discretion, elect to resume matching employee deferrals in the future.

Perquisites and Other Benefits

Incidental to their employment by, and the nature of their duties to, the Company, the NEOs receive some compensation in the forms of perquisites and personal benefits. Historically, the most common forms of perquisites provided by the Company to its NEOs are additional life insurance and reimbursement of attorney’s fees in connection with the negotiation of employment agreements, the cost of which is disclosed in the footnotes to the “Summary Compensation Table” below. The material perquisites and personal benefits received by the NEOs in fiscal 2011 are described under “Employment Agreements with Named Executive Officers” below and are included in the “Summary Compensation Table” below. For fiscal 2011, of the NEOs, only Mr. Salvoni received total perquisites that exceeded $10,000.

Post-Termination Compensation

Each of the currently employed NEOs is entitled to receive severance payments, as described below under “Potential Payments upon Termination or Change in Control”, if the NEO’s employment terminates without cause or, in some cases, for good reason, including in connection with a change in control of the Company. In addition, with respect to the currently employed NEOs, Mr. Angrisani’s equity based compensation fully accelerates if there is a change in control, while Messrs. Narowski’s, de Vere’s, and Levin’s equity based compensation fully accelerates if there is a change in control only if there is not a Complying Assumption or, upon a Complying Assumption, if their dates of termination occur upon or in the one-year period immediately following the change in control unless such date of termination is due to their termination by the acquirer for “cause” (as defined in the applicable equity incentive agreement) or their voluntary termination without “good reason” (as defined in the applicable equity incentive agreement).

The Compensation Committee believes that these arrangements are important as a recruitment and retention device, as most of the companies with which the Company competes for executive talent have similar agreements in place for their executives. In addition, to the extent that these arrangements apply to a change in control of the Company, they help alleviate any concern NEOs might have regarding their own continued employment following a change in control, and also help incentivize the NEOs to remain with the Company to assist in any change in control transaction the Board determines is appropriate to pursue. The

Committee balances protection of its executive officers upon a change in control with protection of the Company by making severance payments available only if the executive officer is actually terminated by the acquirer without cause or leaves for good reason after the change in control.

The Company links severance benefits to agreements by the NEOs not to disclose the Company’s confidential information and not to engage in certain competitive activities, including not soliciting the Company’s employees and customers. An executive officer will forfeit the right to receive post-termination compensation if the executive officer breaches any such restrictive covenant subsequent to his or her departure from the Company. The Compensation Committee believes that these provisions provide important protection for the Company’s proprietary information and business.

The Company does not provide “excess parachute payment” protection to any of the currently employed NEOs.

In all cases, the Compensation Committee considers the cost, tax and accounting implications of post-termination payment arrangements.

Role of Compensation Committee and Chief Executive Officer; Procedures for Determination of Compensation

The Compensation Committee has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the Chief Executive Officer, and for overseeing the development of executive succession plans. The Compensation Committee oversees the design, development, and implementation of the compensation for the Chief Executive Officer and the other NEOs.

For the Chief Executive Officer, the independent directors of the Board approve goals and objectives to be considered in awarding compensation. The Board Chairman and the Compensation Committee conduct a thorough performance evaluation of the Chief Executive Officer in light of the established goals and objectives and other factors, including, among others, interviews with persons with whom the Chief Executive Officer has regular interaction. The Compensation Committee then recommends all forms of Chief Executive Officer compensation, taking into account the goals and objectives of the Company’s overall compensation program, to the independent directors of the Board, who have final approval authority over the Chief Executive Officer’s compensation package as well as any target goals and objectives against which the Chief Executive Officer’s performance will be measured.

For other executive officers, the Chief Executive Officer and the Compensation Committee together assess performance and determine individual compensation, based on initial recommendations from the Chief Executive Officer and Chief Administrative Officer. The executive officers do not play a role in determining their own compensation, other than discussing individual management objectives with the Chief Executive Officer and Chief Administrative Officer. In all instances, the Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to executive officers and approving each executive officer’s compensation package.

From time to time, the Chief Executive Officer and Chief Administrative Officer recommend equity awards to be made under the Incentive Plan. The Compensation Committee, which has exclusive authority to make such awards to the Chief Executive Officer and other executive officers, considers such recommendations together with other factors in determining whether to make such awards.

Role of Compensation Consultants

Neither the Company nor the Compensation Committee has an on-going contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive officer or director compensation. The Compensation Committee does retain compensation consultants to assist it with specific issues from time to time. In fiscal 2008, the Compensation Committee used a compensation consultant to assist in evaluating equity incentive programs and compensation related to change in control circumstances. The Compensation Committee has not retained a compensation consultant since that time.

Equity Grant Practices

The Compensation Committee has established a policy regarding the dates for making grants of options, restricted stock, and restricted stock units under the Incentive Plan. Except in the case of awards made in connection with acquisitions or other unique circumstances, including the recent equity awards made to Mr. Angrisani upon his initial employment and the performance-based equity awards made to the other currently employed NEOs and several other key members of management for retentive purposes, awards are made only on the 15th calendar day of the month in which quarterly results are publicly announced or, if results are not announced by that time, seven days following their public release. These dates were established so that grants would be effective at a time when the Company expects the most current information regarding its performance to be available to the public. However, because the award dates are pre-determined, some awards may be made at a time when the Company is in possession of material non-public information. The exercise price of each stock option awarded and to be awarded under the Incentive Plan was and will be the closing price of the Company’s stock on the date of grant.

The Compensation Committee administers the Incentive Plan, taking into account recommendations from management. The Committee selects those individuals to whom equity-based awards should be granted and determines the amount and terms of those awards.

Stock Ownership Guidelines

During fiscal 2007, the Compensation Committee adopted guidelines that require any person appointed to serve as Chief Executive Officer, Chief Financial Officer, or Chief Operating Officer to own Company stock with a value equal to base salary within five years after the date of appointment to the covered position. Under the guidelines adopted in fiscal 2007, shares held in the Company’s 401(k) Plan and shares acquired through the ESPP, as well as vested and unvested non-performance-based restricted stock, count toward the requirement, but unexercised stock options and unvested performance-based restricted stock do not.

All non-employee directors are required by the Governance Guidelines to own shares as described above in “Corporate Governance — Governance Guidelines”. All non-employee directors standing for election in 2011 or continuing in office are in compliance with stock ownership requirements.

The Company’s policies prohibit all insiders, including NEOs, from hedging the risk associated with stock ownership without express consent of the Board, which has never been requested or granted.

Revised Board Commitment Regarding Equity-Based Grants to Employees

In October 2007, the Board committed to the Company’s stockholders to limit the number of shares granted via equity-based awards to employees to an average of 2.7% of the total shares of common stock outstanding at the end of the Company’s three fiscal years 2008, 2009, and 2010, applying the following formula: (fiscal 2008% + fiscal 2009% + fiscal 2010%) ÷ 3 years ≤ 2.7% (the “2007 Commitment”). Each share of restricted stock granted is counted as the equivalent of two option shares for the purpose of calculating the total number of shares granted in a year under the 2007 Commitment.

Since October 2007, in order to help restore profitability to its business, the Company significantly restructured its senior management team and effectuated significant headcount reductions, resulting in substantial forfeitures from departing employees of equity-based grants. However, the 2007 Commitment did not take into consideration these forfeitures. Without accounting for the forfeitures, the number of shares granted via equity-based awards to employees as a percentage of total shares of common stock outstanding (“burn rate”) in fiscal years 2008 and 2009 calculated pursuant to the 2007 Commitment formula were 3.64% and 3.58%, respectively. After accounting for forfeitures, however, outstanding equity-

based grants to employees during the same period decreased by approximately 2 million shares, or nearly 4% of the Company’s total shares of common stock outstanding.

Due to the lack of adequate flexibility under the 2007 Commitment to attract a new senior management team in fiscal 2009 through use, in part, of equity-based awards and the need to continue to align the interests of the Company’s employees with the interests of its stockholders, in fiscal 2009 management of the Company engaged in discussions with the RiskMetrics Group (“RiskMetrics”) regarding modifying the 2007 Commitment. In considering whether to support a modification to the 2007 Commitment, RiskMetrics took into account its current annual burn rate criteria applicable to the Company, which would permit an annual burn rate of up to 6.15%. After discussions with the Company’s management, RiskMetrics proposed modifying the burn rate percentage, without crediting cancellations or forfeitures, to 4.98% (applied as an average over the measurement period) and the measurement period to fiscal years 2009, 2010 and 2011. The Board supported RiskMetrics’ proposed modifications and on July 1, 2009 in a Current Report on Form 8-K filed with the SEC, the Board announced its commitment to the Company’s stockholders to limit the number of shares granted via equity-based awards to employees to an average of 4.98% of the total shares of common stock outstanding at the end of the Company’s three fiscal years 2009, 2010 and 2011, applying the following formula: (fiscal 2009% + fiscal 2010% + fiscal 2011%) ÷ 3 years ≤ 4.98% (the “Modified Commitment”). For the purpose of calculating the total number of shares granted in a year under the Modified Commitment, each share of restricted stock granted will continue to count as the equivalent of two option shares and as mentioned above, shares cancelled or forfeited will not be credited against the annual totals.

Management of Compensation-Related Risk

The Compensation Committee does not believe that the Company’s compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company.

The Company has designed its executive compensation programs to avoid excessive risk-taking. The following are some of the features of the Company’s executive compensation programs designed to help the Company appropriately manage business risk:

•	The Compensation Committee has oversight of all elements of executive compensation;

•	Award calculations under the corporate bonus plan generally are linear; other than the requirement that the Company achieves minimum performance relative to pre-set financial metrics, there are no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards;

•	Annual cash bonuses are paid only after the Board has reviewed audited financial statements for the performance year;

•	The Company’s long-term incentives are primarily based on stock price appreciation, which is determined by how the market values the Company’s common stock;

•	A “clawback” provision is included in Mr. Angrisani’s employment agreement that entitles the Company to recover certain performance bonus payments in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement. Similarly, a “clawback” provision is included in each executive officer’s performance-based equity agreement that entitles the Company to recover the proceeds from the sale of the equity in the event of any such accounting restatement;

•	The Company’s finance, accounting, legal, and human resources departments collaborate on bonus plan design so that risk may be identified from a broad range of perspectives; and

•	Certain of the Company’s executive officers are required to maintain an investment in the Company’s common stock over a period of time that is equivalent to their respective annual salaries, ensuring an alignment with stockholder interests.

Tax and Accounting Considerations

Section 162(m) of the IRC generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2011, this provision has not limited the Company’s ability to deduct executive compensation. The Compensation Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation. The Incentive Plan has been designed, and are intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to the deduction limitation established by Section 162(m).

Section 409A of the IRC generally changed the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005, and imposed an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executive officers, and additional taxes under Section 409A are generally not applicable to the compensation provided by the Company.

Sections 280G and 4999 of the IRC limit the Company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive officer that receives “excess parachute payments” in connection with his or her severance from the Company in connection with a change in control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, in structuring certain post-termination compensation payable to the Company’s NEOs. The Company does not provide “excess parachute payment” protection to any of the currently employed NEOs.

The Company expenses stock option and restricted stock grants in accordance with the FASB guidance for stock-based compensation. More information regarding the application of the FASB guidance may be found in Note 14 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Named Executive Officers

Information in this section is provided for (i) Mr. Angrisani, our Interim Chief Executive Officer, (ii) Mr. Narowski, our Interim Chief Financial Officer, (iii) Mr. de Vere, our President, U.S. Business Groups, (iv) Mr. Levin, our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, (v) Ms. Till, our former President and Chief Executive Officer, (vi) Mr. Bhalla, our former Executive Vice President, Chief Financial Officer and Treasurer, and (v) two individuals, Mr. Micali, our former Global Executive Vice President, Technology, Operations and Panel, and Mr. Salvoni, our former President, International, each of whom would have been among the three most highly compensated executive officers had they been serving at the end of fiscal 2011, calculated using the methodology for determining “total compensation” provided by the SEC (collectively, the “NEOs”). Ms. Till and Messrs. Bhalla, Micali and Salvoni departed from the Company effective June 7, 2011, June 13, 2011, June 24, 2011 and February 4, 2011, respectively.

The age and business experience of each of the currently employed NEOs, as well as information regarding each of the other currently employed executive officers of the Company, are set forth in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2011.

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation of the NEOs for fiscal years 2009, 2010 and 2011:

							Non-Equity
							Incentive
					Stock	Option	Plan	All Other
		Salary			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)(2)	Bonus($)		($)(3)	($)(4)	($)	($)(5)		Total($)

Al Angrisani	2009	—	—		—	—	—	—		—
Interim Chief Executive Officer	2010	—	—		—	—	—	—		—
	2011	—	—		350,000	729,981	—	27,500	(18)	1,107,481
Kimberly Till	2009	390,000	207,123	(7)	—	687,407	139,452 (6)	35,506	(10)	1,459,488
Former President and	2010	600,000	—		—	—	—	1,802		601,802
Chief Executive Officer	2011	593,077	—		—	12,575	—	952,302	(9)	1,557,954
Eric W. Narowski	2009	172,977	3,000	(11)	—	—	—	600		176,577
Interim Chief Financial Officer,	2010	179,788	24,515	(12)(13)	—	6,940	—	—		211,243
Senior Vice President,	2011	190,038	13,385	(12)	—	103,906	—	—		307,329
Global Controller and Principal
Accounting Officer
Pavan Bhalla	2009	—	—		—	—	—	—		—
Former Executive Vice President,	2010	—	—		—	—	—	—		—
Chief Financial Officer and Treasurer	2011	206,462	—		—	215,600	—	142,897	(9)	564,959
Michael de Vere	2009	—	—		—	—	—	—		—
President, U.S. Business Groups	2010	161,961	5,530	(11)	—	29,120	—	—		196,611
	2011	255,846	—		—	195,682	—	—		451,528
Marc H. Levin	2009	38,365	20,400	(8)	—	12,595	—	—		71,360
Executive Vice President, Chief	2010	237,308	18,106	(14)	—	14,560	—	—		269,974
Administrative Officer, General	2011	265,577	—		—	137,117	—	—		402,694
Counsel and Corporate Secretary
Enzo J. Micali	2009	61,269	30,065	(7)	—	45,800	—	—		137,134
Former Global Executive	2010	295,000	5,000	(11)	—	—	—	—		300,000
Vice President, Technology,	2011	306,346	—		—	12,575	—	190,814	(9)	509,735
Operations and Panel
Robert Salvoni	2009	35,136	—		—	14,885	—	2,193	(17)	52,214
Former President, International(15)	2010	284,159	63,808	(16)	—	61,030	—	43,094	(17)	452,091
	2011	182,253	—		—	12,575	—	201,825	(9)(17)	396,653

(1)	Reflects base salary earned during fiscal years 2009, 2010 and 2011, and includes amounts deferred by the NEOs in accordance with the provisions of the Company’s 401(k) Plan.

(2)	The amounts shown reflect the salary amounts actually paid in fiscal years 2009, 2010 and 2011, respectively. Because of the timing of adjustments to salaries and the dates of commencement of employment, the base salary amounts shown in the “Summary Compensation Table” may differ from those described below under “Employment Agreements with Named Executive Officers”. The following salary adjustments for the NEOs were made in fiscal years 2009, 2010 and 2011:

		Salary After
NEO	Adjustment Date	Adjustment Date($)

Eric W. Narowski	10/1/08	174,300
	10/27/09	183,000
Michael de Vere	4/5/10	210,000
	10/1/10	230,000
	12/13/10	255,000
	1/3/11	275,000
Marc H. Levin	5/1/10	255,000
	6/13/11	275,000
Robert Salvoni	10/27/09	172,165 GBP
	4/1/10	195,000 GBP

(3)	The data presented in this column reflects the grant date fair value. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. Mr. Angrisani was the only NEO awarded stock in fiscal 2011. See the “Grants of Plan Based Awards in Fiscal 2011” table below for information on stock granted to Mr. Angrisani in fiscal 2011. None of the NEOs forfeited stock in fiscal 2011.

(4)	The data presented in this column reflects the grant date fair value. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. Amounts reflected above are based on the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the NEOs. See the “Grants of Plan Based Awards in Fiscal 2011” table below for information on options granted to NEOs in fiscal 2011. Forfeitures of option awards by NEOs during fiscal 2011 were as follows:

NEO	Option Award Forfeiture

Kimberly Till	843,750
Pavan Bhalla	400,000
Enzo J. Micali	120,833
Robert Salvoni	147,917

(5)	Includes the following 401(k) matching contributions (in the case of Mr. Salvoni, pension fund matching contributions that were consistent with those provided to all U.K. employees) and life insurance premiums (for coverage in addition to that provided to all Company employees) for the applicable fiscal year. For a description of amounts included in “Other” below, see footnote (18) related to Mr. Angrisani, footnotes (9) and (10) related to Ms. Till, footnote (9) related to Messrs. Bhalla and Micali, and footnotes (9) and (17) related to Mr. Salvoni.

			Life Insurance
		401(k) Match ($)	Premium ($)	Other ($)

Al Angrisani	2009	—	—	—
	2010	—	—	—
	2011	—	—	27,500
Kimberly Till	2009	—	1,802	33,704
	2010	—	1,802	—
	2011	—	1,802	950,500
Eric W. Narowski	2009	600	—	—
	2010	—	—	—
	2011	—	—	—
Pavan Bhalla	2009	—	—	—
	2010	—	—	—
	2011	—	—	142,897
Michael de Vere	2009	—	—	—
	2010	—	—	—
	2011	—	—	—
Marc H. Levin	2009	—	—	—
	2010	—	—	—
	2011	—	—	—
Enzo J. Micali	2009	—	—	—
	2010	—	—	—
	2011	—	—	190,814
Robert Salvoni	2009	—	—	2,193
	2010	27,364	—	15,730
	2011	40,534	—	161,291

(6)	Non-equity incentive plan compensation was based upon the Compensation Committee’s assessment of performance against individual management objectives and was pro-rated for the portion of fiscal 2009 during which Ms. Till was actually employed.

(7)	Annual bonus amount was contractually guaranteed and pro-rated for the portion of fiscal 2009 during which the NEO was actually employed.

(8)	Includes a $17,400 contractually guaranteed and pro-rated annual bonus for the portion of fiscal 2009 during which Mr. Levin was actually employed and a $3,000 discretionary cash bonus awarded by the Compensation Committee to Mr. Levin.

(9)	Represents a post-employment payment obligation due to the NEO in accordance with his or her separation agreement with the Company, as more fully described below under “Employment Agreements with Named Executive Officers”.

(10)	Includes a $33,704 reimbursement of legal fees in connection with the negotiation of Ms. Till’s employment agreement.

(11)	Represents a discretionary cash bonus awarded by the Compensation Committee to the NEO.

(12)	Includes a $3,000 monthly bonus payment from November 20, 2009 through October 9, 2010 and a $3,500 monthly bonus payment from June 14, 2011 through June 30, 2011 for Mr. Narowski’s service as Interim Chief Financial Officer.

(13)	Includes a discretionary cash bonus awarded by the Compensation Committee in the amount of $2,500.

(14)	Includes a discretionary cash bonus awarded by the Compensation Committee in the amount of $5,000 and a $4,000 monthly bonus payment from January 1, 2010 through April 12, 2010 for Mr. Levin’s service as Interim Head of Human Resources.

(15)	Payments under Mr. Salvoni’s employment agreement are denominated in British Pounds. All amounts reflected in the “Summary Compensation Table” are in U.S. Dollars, based upon the average exchange rate between U.S. Dollars and British Pounds for the applicable period.

(16)	Includes a contractually guaranteed bonus payment of 32,000 GBP for fiscal 2010 and a 2,000 GBP monthly bonus payment from November 2009 through March 2010 in recognition of the significant time and effort expended by Mr. Salvoni in working to improve the financial performance of the Company’s Asia operations.

(17)	Includes a car allowance of 10,000 GBP per annum, payable on a monthly basis, for the applicable fiscal year.

(18)	Includes a $7,500 reimbursement of legal fees in connection with the negotiation of Mr. Angrisani’s employment agreement and fees paid to Angrisani Turnarounds pursuant to the agreement between the Company and Angrisani Turnarounds under which Angrisani Turnarounds agreed to make Mr. Angrisani available to serve as the Company’s Interim Chief Executive Officer, as more fully described below under “Transactions with Related Persons”.

The Company has entered into employment agreements with certain of its executive officers, including each of the NEOs other than Mr. Narowski, who entered into a change in control agreement with the Company, and Messrs. de Vere, Levin and Micali, who each entered into an employment letter agreement with the Company. In certain cases, the Board has approved modifications to NEO compensation for retentive purposes and in connection with promotions and assumptions of additional responsibilities. The material terms of such arrangements are discussed below under “Employment Agreements with Named Executive Officers” and, with respect to currently employed NEOs, in “Potential Payments upon Termination or Change in Control”. For further discussion regarding the determination of base salary and incentive compensation within the context of total compensation, see “Compensation Discussion and Analysis — Mix of Types of Compensation” above.

Grants of Plan Based Awards in Fiscal 2011

The following table and accompanying footnotes provide information regarding plan based awards to the NEOs in fiscal 2011:

Grants of Plan Based Awards in Fiscal 2011

													All Other
												All Other	Option			Grant Date
												Stock	Awards:			Fair Value
		Estimated Possible Payouts				Estimate Future Payouts						Awards:	Number of		Exercise or	of Stock
		Under Non-Equity				Under Equity						Number of	Securities		Base Price	And
		Plan Incentive Awards				Plan Incentive Awards						Shares of	Underlying		of Option	Option
	Grant	Threshold	Target		Maximum	Threshold		Target		Maximum		Stock	Options		Awards	Awards
Name	Date	($)	($)		($)	(#)		(#)		(#)		(#)	(#)		($/sh)(1)	($)(2)

Al Angrisani	6/7/11	—	—		—	—		—		—		500,000 (6)	—		—	350,000
	6/7/11	—	—		—	—		—		—		—	100,000	(7)	0.70	45,000
	6/7/11	—	—		—	330,000	(4)	1,650,000	(4)	1,650,000	(4)	—	—		0.70	684,981
Kimberly Till	8/26/10	—	—		—	—		—		—		—	25,000	(8)	0.80	12,575
	8/30/10	1	600,000	(3)	600,000	—		—		—		—	—		—	—
Eric W. Narowski	8/26/10	—	—		—	—		—		—		—	25,000	(8)	0.80	12,575
	8/30/10	1	54,900	(3)	54,900	—		—		—		—	—		—	—
	6/7/11	—	—		—	44,000	(5)	220,000	(5)	220,000	(5)	—	—		0.70	91,331
Pavan Bhalla	10/4/10	1	152,500	(3)	152,500	—		—		—		—	—		—	—
	11/15/10	—	—		—	—		—		—		—	400,000	(8)	0.85	215,600
Michael de Vere	8/26/10	—	—		—	—		—		—		—	25,000	(8)	0.80	12,575
	1/3/11	1	110,000	(3)	110,000	—		—		—		—	—		—	—
	2/15/11	—	—		—	—		—		—		—	85,000	(8)	1.06	58,565
	6/7/11	—	—		—	60,000	(5)	300,000	(5)	300,000	(5)	—	—		0.70	124,542
Marc H. Levin	8/26/10	—	—		—	—		—		—		—	25,000	(8)	0.80	12,575
	8/30/10	1	102,000	(3)	102,000	—		—		—		—	—		—	—
	6/7/11	—	—		—	60,000	(5)	300,000	(5)	300,000	(5)	—	—		0.70	124,542
Enzo J. Micali	8/26/10	—	—		—	—		—		—		—	25,000	(8)	0.80	12,575
	8/30/10	1	118,000	(3)	118,000	—		—		—		—	—		—	—
Robert Salvoni	8/26/10	—	—		—	—		—		—		—	25,000	(8)	0.80	12,575
	8/30/10	1	78,000 GBP	(3)	78,000 GBP	—		—		—		—	—		—	—

(1)	Reflects exercise price for stock options granted, which was the closing market price of the Company’s stock on the grant date.

(2)	Reflects full grant date fair value of the restricted stock and stock options granted. For restricted stock, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For stock options, fair value is calculated using the Black-Scholes value on the date of grant. For additional information as to the assumptions made in valuation, see Note 14 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(3)	Target non-equity incentive plan awards applicable to fiscal 2011 are set forth in Ms. Till’s and Messrs. Bhalla’s and Salvoni’s employment agreements, and Messrs. de Vere’s and Micali’s employment letter agreements. The targets for Mr. Narowski and Mr. Levin were established by the Compensation Committee for fiscal 2011. A description of the 2011 Bonus Plan is included above in “Compensation Discussion and Analysis — Implementing the Compensation Committee’s Objectives — Cash Bonus Plan — Linking Compensation to Performance”.

(4)	Performance-based non-qualified stock options to purchase shares of the Company’s common stock were issued at fair market value on the date of grant and are subject to, among others, the following terms:

•	The options, to the extent not previously exercised, expire on the ten-year anniversary of the grant date.

•	The options vest in five equal tranches if, commencing on or after July 1, 2012, the Company has had an average closing price for its stock during a 30 consecutive trading day period (excluding any trading day in which the total trading volume of the stock is less than 10,000), at or above the stock price targets set forth below, or if the adjusted EBITDA targets set forth below are achieved using any trailing consecutive four fiscal quarters commencing on or after October 1, 2012.

•	$2.00 stock price or $16 million of adjusted EBITDA

•	$2.50 stock price or $23 million of adjusted EBITDA

•	$3.00 stock price or $26 million of adjusted EBITDA

•	$3.50 stock price or $28 million of adjusted EBITDA

•	$4.00 stock price or $30 million of adjusted EBITDA

•	All unvested non-qualified stock options will immediately vest upon a change in control, provided that Mr. Angrisani is employed at such time.

•	Vesting is accelerated upon the occurrence of a change in control of the Company.

•	Vesting ceases if Mr. Angrisani’s employment is terminated for any reason (voluntary or involuntary).

•	The Company is entitled to recover an amount equal to the proceeds from the sale of vested and exercised options in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement.

(5)	Performance-based non-qualified stock options to purchase shares of the Company’s common stock were issued at fair market value on the date of grant and are subject to, among others, the following terms:

•	The options, to the extent not previously exercised, expire on the ten-year anniversary of the grant date.

•	The options vest in five equal tranches if, commencing on or after June 7, 2011, the Company has had an average closing price for its stock during a 30 consecutive trading day period (excluding any trading day in which the total trading volume of the stock is less than 10,000), at or above the stock price targets set forth below, or if the adjusted EBITDA targets set forth below are achieved using any trailing consecutive four fiscal quarters commencing on or after June 7, 2011.

•	$2.00 stock price or $16 million of adjusted EBITDA

•	$2.50 stock price or $23 million of adjusted EBITDA

•	$3.00 stock price or $26 million of adjusted EBITDA

•	$3.50 stock price or $28 million of adjusted EBITDA

•	$4.00 stock price or $30 million of adjusted EBITDA

•	Vesting is accelerated upon the occurrence of a change in control of the Company only if there is not a Complying Assumption or, upon a Complying Assumption, the executive officer is terminated without “cause” (as defined in the applicable equity incentive agreement) by the acquirer or leaves for “good reason” (as defined in the applicable equity incentive agreement) within one year after the change in control.

•	If there is a Complying Assumption, then 25% of the unvested options vest on the later of (i) June 7, 2012 or (ii) the occurrence of the change in control, with the balance vesting ratably on a monthly basis beginning in July 2012 and ending in June 2015; provided, that to the extent that the change in control occurs subsequent to any such calendar month, then the unvested options that would have vested during such prior calendar month(s) vest upon the change in control.

•	Vesting ceases if the executive officer’s employment is terminated for any reason (voluntary or involuntary).

•	The Company is entitled to recover an amount equal to the proceeds from the sale of vested and exercised options in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement.

(6)	Shares of restricted stock of the Company are subject to, among others, the following terms:

•	One-thirteenth of the shares vests on the 30th day of each month commencing on June 30, 2011.

•	If the Company terminates Mr. Angrisani’s employment without cause or Mr. Angrisani terminates his employment for good reason (i) on or prior to December 31, 2011, then one-half of the shares vest (inclusive of shares that have vested previously), or (ii) after December 31, 2011, then all non-vested shares vest.

•	Vesting ceases if Mr. Angrisani’s employment is terminated by the Company for cause or by Mr. Angrisani without good reason.

•	Vesting is accelerated upon the occurrence of a change in control of the Company.

(7)	Incentive stock options to purchase shares of the Company’s common stock were issued at fair market value on the date of grant and are subject to, among others, the following terms:

•	The options, to the extent not previously exercised, expire on the ten-year anniversary of the grant date.

•	The option award vests on June 30, 2013.

•	Vesting is accelerated upon the occurrence of a change in control of the Company.

•	Vesting ceases if Mr. Angrisani’s employment is terminated for any reason (voluntary or involuntary).

(8)	Time-based non-qualified stock options to purchase shares of the Company’s common stock were issued at fair market value on the date of the grant and are subject to, among others, the following terms:

•	The options, to the extent not previously exercised, expire on the ten-year anniversary of the grant date.

•	25% of each option award vests on the one-year anniversary date of the grant, with the balance vesting ratably on a monthly basis over the following 36 months.

•	Vesting is generally accelerated upon the occurrence of a change in control of the Company only if there is not a Complying Assumption or, upon a Complying Assumption, the executive officer is terminated without “cause” (as defined in the applicable equity incentive agreement) by the acquirer or leaves for “good reason” (as defined in the applicable equity incentive agreement) within one year after the change in control.

•	Vesting ceases if the executive officer’s employment is terminated for any reason (voluntary or involuntary), but is accelerated upon the executive officer’s death or disability following the one-year anniversary date of the grant.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table and accompanying footnotes provide information regarding unexercised stock options and unvested restricted stock awards held by our NEOs as of June 30, 2011.

		Option Awards							Stock Awards
												Equity
						Equity					Equity	Incentive
						Incentive				Market	Incentive	Plan
						Plan				Value of	Plan	Awards:
						Awards:				Shares or	Awards:	Market
						Number of			Number	Units of	Number of	Value of
		Number of		Number of		Securities			of Shares	Stock	Unearned	Unearned
		Securities		Securities		Underlying			or Units	That	Shares	Shares
		Underlying		Underlying		Unexercised	Option		of Stock	Have	That	That
		Unexercised		Unexercised		Unearned	Exercise	Option	That	Not	Have Not	Have Not
		Options(#)		Options(#)		Options	Price	Expiration	Have Not	Vested	Vested	Vested
Name	Grant Date	Exercisable		Unexercisable		(#)	($)	Date	Vested(#)	($)(6)	(#)	($)

Al Angrisani	7/27/04	28,450	(7)	—		—	6.27	7/26/14	—	—	—	—
	6/7/11	—		100,000	(2)	1,650,000 (3)	0.70	6/6/21	461,538 (4)	392,307	—	—
Kimberly Till	10/21/08	581,250	(1)	—		—	1.12	8/6/11	—	—	—	—
Eric W. Narowski	9/12/02	6,458	(1)	—		—	2.42	9/11/12	—	—	—	—
	6/24/05	5,000	(1)	—		—	5.00	6/23/15	—	—	—	—
	2/15/07	20,000	(1)	—		—	5.31	2/14/17	—	—	—	—
	8/31/07	2,156	(1)	94	(1)	—	4.31	8/30/17	188	160	—	—
	11/13/09	3,958	(1)	6,042	(1)	—	1.09	11/12/19	—	—	—	—
	8/26/10	—		25,000	(1)	—	0.80	8/25/20	—	—	—	—
	6/7/11	—		—		220,000 (5)	0.70	6/6/21	—	—	—	—
Pavan Bhalla	—	—		—		—	—	—	—	—	—	—
Michael de Vere	5/15/10	16,458	(1)	23,542	(1)	—	1.15	5/14/20	—	—	—	—
	8/26/10	—		25,000	(1)	—	0.80	8/25/20	—	—	—	—
	2/15/11	—		85,000	(1)	—	1.06	2/14/21	—	—	—	—
	6/7/11	—		—		300,000 (5)	0.70	6/6/21	—	—	—	—
Marc H. Levin	5/15/09	28,646	(1)	26,354	(1)	—	0.38	5/14/19	—	—	—	—
	5/15/10	5,417	(1)	14,583	(1)	—	1.15	5/14/20	—	—	—	—
	8/26/10	—		25,000	(1)	—	0.80	8/25/20	—	—	—	—
	6/7/11	—		—		300,000 (5)	0.70	6/6/21	—	—	—	—
Enzo J. Micali	5/15/09	104,167	(1)			—	0.38	8/23/11	—	—	—	—
Robert Salvoni	—	—		—		—	—	—	—	—	—	—

(1)	Options vest as described in footnote (8) to the table under “Grants of Plan Based Awards in Fiscal 2011”.

(2)	Options vest as described in footnote (7) to the table under “Grants of Plan Based Awards in Fiscal 2011”.

(3)	Options vest as described in footnote (4) to the table under “Grants of Plan Based Awards in Fiscal 2011”.

(4)	Shares vest as described in footnote (6) to the table under “Grants of Plan Based Awards in Fiscal 2011”.

(5)	Options vest as described in footnote (5) to the table under “Grants of Plan Based Awards in Fiscal 2011”.

(6)	Value is based on the market value of $0.85 for the Company’s common stock, the closing market price of such common stock as reported by NASDAQ on June 30, 2011, the last trading day of fiscal 2011.

(7)	Options fully vested upon grant.

Options Exercised and Stock Vested in Fiscal 2011

The following table provides information with regard to the amounts paid or received by the NEOs during fiscal 2011 as a result of the exercise of stock options or the vesting of restricted stock awards.

Fiscal 2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Number of
Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise(#)(1)	Exercise($)(2)	Acquired on Vesting(#)(3)	Vesting($)(4)

Al Angrisani	—	—	38,462	32,693
Kimberly Till	—	—	—	—
Eric W. Narowski	—	—	188	173
Pavan Bhalla	—	—	—	—
Michael de Vere	—	—	—	—
Marc H. Levin	—	—	—	—
Enzo J. Micali	—	—	—	—
Robert Salvoni	27,083	16,791	—	—

(1)	Reflects the number of stock options exercised during fiscal 2011.

(2)	Reflects the market value at the time of exercise of the stock options less the exercise price paid.

(3)	Reflects the shares of common stock acquired upon vesting during fiscal 2011.

(4)	Reflects the market value of the shares on the respective vesting dates.

Employment Agreements with Named Executive Officers

Al Angrisani.  Mr. Angrisani serves as our Interim Chief Executive Officer. Mr. Angrisani entered into an employment agreement with the Company, effective June 7, 2011 (the “Angrisani Agreement”). The material terms of the Angrisani Agreement include, among other things:

•	Service as Interim Chief Executive Officer of the Company continuing through and including the earliest to occur of (i) June 30, 2012, (ii) the date on which Mr. Angrisani dies, and (iii) the date on which either the Company or Mr. Angrisani terminates Mr. Angrisani’s employment for any reason (the “Interim Period”).

•	Upon the mutual agreement of Mr. Angrisani and the Company, service as President and Chief Executive Officer of the Company for the period commencing July 1, 2012 and continuing through and including the earliest to occur of (i) June 30, 2013, (ii) the date on which Mr. Angrisani dies, and (iii) the date on which either the Company or Mr. Angrisani terminates Mr. Angrisani’s employment for any reason (the “Non-Interim Period”).

•	No base salary during the Interim Period and, if applicable, an annual base salary of $1.00 during the Non-Interim Period.

•	Target performance bonuses for fiscal 2012 and, if applicable, fiscal 2013, of $250,000 and $400,000, respectively, based upon performance standards established by the Compensation Committee relating to financial targets and achievement of individual management objectives.

•	Certain non-competition, non-solicitation and confidentiality covenants.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	Reimbursement of reasonable expenses incurred in the negotiation of the Angrisani Agreement, subject to a maximum reimbursement of $7,500.

•	The Company’s recovery of certain amounts received by Mr. Angrisani in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement.

The Angrisani Agreement may be terminated by either the Company or Mr. Angrisani with or without cause upon notice to the other. The effect of termination of Mr. Angrisani under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control, is detailed below under “Potential Payments upon Termination or Change in Control”. For purposes of the Angrisani Agreement, (a) “cause” includes: (i) willful failure to substantially perform duties after demand for substantial performance after notice and failure to cure; (ii) willful conduct that is injurious to the Company; (iii) conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude, or if not involving moral turpitude, is injurious to the Company or its subsidiaries; (iv) material violations of certain Company polices after notice and, in certain circumstances, failure to cure; and (v) material breach of any material provision of the Angrisani Agreement by Mr. Angrisani after notice of such failure; and (b) “good reason” includes: (i) material breach of the Angrisani Agreement by the Company after notice and failure to cure; (ii) material reduction in the general nature of Mr. Angrisani’s duties or authority without Mr. Angrisani’s consent; (iii) relocation of the Company’s principal executive office to a location more than 100 miles from the Company’s principal executive office in New York City; (iv) appointment of a chief financial officer or chief operating officer without Mr. Angrisani’s consent; and (v) failure of any successor in interest to the Company to be bound by the terms of the Angrisani Agreement.

Kimberly Till.  Ms. Till served as our President and Chief Executive Officer from October 21, 2008 through June 7, 2011. Ms. Till entered into an employment agreement with the Company, effective October 21, 2008 and amended December 20, 2010 (the “Till Agreement”). The material terms of the Till Agreement included, among other things:

•	Base salary of $600,000 per year, subject to increase as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual management objectives, with a target bonus at least equal to her annual base salary to be established by the Compensation Committee; provided, however, that for fiscal 2009 such objectives were established on December 16, 2008 and a minimum bonus of $207,123 was guaranteed.

•	Certain non-competition, non-solicitation and confidentiality covenants.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	$600,000 of supplemental term life insurance, in addition to Company paid term life insurance benefits provided to all executive officers. The annual premium paid is set forth above in footnote 5 to the “Summary Compensation Table”.

•	Reimbursement of reasonable expenses incurred in the negotiation of the Till Agreement and related stock option agreements.

•	Gross-ups of certain change in control payments to the extent that those payments are treated as taxable income to Ms. Till.

•	The Company’s recovery of certain amounts received by Ms. Till in the event of certain accounting restatements due to material non-compliance of the Company with any financial reporting requirement.

•	Certain payments if Ms. Till’s employment is terminated under various circumstances, including with cause, without cause, with good reason, without good reason, upon death or disability, and in the case of a change in control.

The Till Agreement required the Nominating and Governance Committee to nominate and recommend Ms. Till for election as a director at each annual meeting of stockholders coinciding with the expiration of her term as a director. Ms. Till resigned from the Board on the date on which the Till Agreement terminated in accordance with the terms thereof.

Effective June 16, 2011, the Company entered into a separation letter agreement with Ms. Till (the “Till Separation Agreement”), pursuant to which the Company agreed to pay Ms. Till (a) $900,000 (less applicable taxes), payable as follows: (i) in December 2011, a payment of $120,000; (ii) commencing in January 2012, nineteen equal monthly installments of $40,000; and (iii) in August 2013, a single final installment of $20,000; and (b) in December 2011, the cash equivalent of twelve months of the Company’s share of health and medical premiums at her employee rate at the time of separation. The Till Separation Agreement also provides for a customary release of claims by Ms. Till, mutual non-disparagement obligations, and the survival of certain terms of the Till Agreement, including her confidentiality, non-solicitation, and non-competition obligations contained therein.

Eric W. Narowski.  Mr. Narowski serves as our Interim Chief Financial Officer, Senior Vice President, Global Controller and Principal Accounting Officer. Mr. Narowski has not entered into an employment agreement with the Company. Mr. Narowski’s current annual base salary is $183,000 and, in the discretion of the Compensation Committee, he is eligible for an annual performance bonus, with a target bonus under the corporate bonus plan established annually by the Compensation Committee. Mr. Narowski’s target bonus for fiscal 2011 was established at $54,900. On June 14, 2011, the Compensation Committee approved a monthly bonus of $3,500, payable in bi-weekly installments, for Mr. Narowski while he serves as Interim Chief Financial Officer. Similarly, Mr. Narowski received a monthly bonus of $3,000, payable in bi-weekly installments, for his service as Interim Chief Financial Officer from November 20, 2009 through October 10, 2010.

Mr. Narowski entered into a change in control agreement with the Company in 2007 (the “Narowski Change in Control Agreement”), which provides for, among other things, severance payments in certain circumstances upon a change in control, as detailed below under “Potential Payments upon Termination or Change in Control”. Mr. Narowski is subject to certain non-competition, non-solicitation and confidentiality covenants contained in the Narowski Change in Control Agreement, and the Company’s post-termination payment obligations are, in part, in consideration of such covenants. Except in connection with a change in control of the Company, in which case the Narowski Change in Control Agreement will govern the payment of severance, if the Company terminates Mr. Narowski’s employment without “cause”, he is entitled to continued payment of his base salary and monthly bonus for his service as Interim Chief Financial Officer for six months in accordance with the Company’s regular payroll practices.

Pavan Bhalla.  Mr. Bhalla served as our Executive Vice President, Chief Financial Officer and Treasurer from October 11, 2010 through June 13, 2011. Mr. Bhalla entered into an employment agreement with the Company, effective October 11, 2010 and amended December 20, 2010 (the “Bhalla Agreement”). The material terms of the Bhalla Agreement included, among other things:

•	Base salary of $305,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with an initial target bonus equal to 50% of his annual base salary.

•	Certain non-competition, non-solicitation and confidentiality covenants.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	The Company’s recovery of certain performance bonus payments received by Mr. Bhalla in the event of certain accounting restatements due to material non-compliance of the Company with financial reporting requirements.

•	Certain payments if Mr. Bhalla’s employment is terminated under various circumstances, including with cause, without cause, with good reason, without good reason, upon death or disability, and in the case of a change in control.

Effective June 20, 2011, the Company entered into a separation letter agreement with Mr. Bhalla (the “Bhalla Separation Agreement”), pursuant to which the Company agreed to pay Mr. Bhalla (a) $127,083.33 (less applicable taxes), payable in a lump sum in December 2011, and (b) in December 2011, the cash equivalent of eight months of the Company’s share of health and medical premiums at his employee rate at the time of separation. The Bhalla Separation Agreement also provides for a customary release of claims by Mr. Bhalla, mutual non-disparagement obligations, and the survival of certain terms of the Bhalla Agreement, including his confidentiality, non-solicitation, and non-competition obligations contained therein.

Michael de Vere.  Mr. de Vere serves as our President, U.S. Business Groups. Mr. de Vere entered into an employment letter agreement with the Company, effective January 3, 2011 (the “de Vere Agreement”). The material terms of the de Vere Agreement includes, among other things:

•	Base salary of $275,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual management objectives, with an initial target bonus equal to 40% of his annual base salary.

•	A $30,000 one-time bonus if the U.S. Healthcare Sector meets or exceeds its budgeted revenue and operating income through the first three quarters of fiscal 2011 (on a cumulative basis).

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

The de Vere Agreement may be terminated by either the Company or Mr. de Vere with or without cause upon notice to the other. The effect of termination of Mr. de Vere under various circumstances, including with cause, without cause, with good reason, without good reason, on death or disability, and in the case of a change in control, is detailed below under “Potential Payments upon Termination or Change in Control”. For purposes of the de Vere Agreement, “cause” includes: (i) failure to perform duties after demand for substantial performance and Mr. de Vere’s failure to cure such non-performance; (ii) willful conduct with regard to the Company or Mr. de Vere’s duties that is materially injurious to the Company or its subsidiaries; (iii) conviction or plea of guilty or nolo contendere to a crime which involves moral turpitude or, if not including moral turpitude, arises from an act that is materially and demonstrably injurious to the Company or any of its subsidiaries, or conviction or plea of guilty or nolo contendere to a felony; and (iv) willful and material violation of the written policies of the Company after notice and, in certain circumstances, failure to cure.

Marc H. Levin.  Mr. Levin serves as our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary. Mr. Levin entered into an employment letter agreement with the Company, effective April 1, 2009 (the “Levin Agreement”). The material terms of the Levin Agreement includes, among other things:

•	Base salary of $235,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual management objectives, with a target bonus for fiscal 2009 equal to $70,000; provided, however, Mr. Levin was guaranteed a minimum bonus of $17,400 for fiscal 2009.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	Certain payments if Mr. Levin’s employment is terminated under various circumstances, including with cause, without cause, with good reason, without good reason, and upon death or disability, as detailed below under “Potential Payments upon Termination or Change in Control”.

On April 27, 2010, the Compensation Committee approved an increase in Mr. Levin’s annual base salary from $235,000 to $255,000, effective May 1, 2010, and an increase to his target annual performance bonus from 30% to 40% of his annual base salary in connection with his promotion to Executive Vice President, General Counsel and Corporate Secretary. Mr. Levin received a monthly bonus of $4,000, payable in bi-weekly installments, for his service as Interim Head of Human Resources from January 1, 2010 to April 12, 2010. On June 14, 2011, the Compensation Committee approved an increase in Mr. Levin’s annual base salary from $255,000 to $275,000, effective June 15, 2011, in connection with his promotion to Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary.

Enzo J. Micali.  Mr. Micali served as our Global Executive Vice President, Technology, Operations and Panel from March 31, 2009 through June 24, 2011. Mr. Micali entered into an employment letter agreement with the Company, effective March 31, 2009 (the “Micali Agreement”). The material terms of the Micali Agreement included, among other things:

•	Base salary of $295,000 per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual management objectives, with an initial target bonus equal to 40% of his annual base salary; provided, however, Mr. Micali was guaranteed a minimum bonus of $30,065 for fiscal 2009.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

•	Certain payments if Mr. Micali’s employment is terminated under various circumstances, including with cause, without cause, with good reason, without good reason, upon death or disability, and in the case of a change in control.

Effective July 1, 2011, the Company entered into a separation letter agreement with Mr. Micali (the “Micali Separation Agreement”), pursuant to which the parties agreed that in connection with his departure from the Company, Mr. Micali will receive his bi-weekly salary and the cash equivalent of the Company’s share of his health and medical premiums at his employee rate at the time of separation through the month of January 2012, in the same manner and frequency as he was compensated prior to his departure from the Company. The Micali Separation Agreement also provides for a customary release of claims by Mr. Micali, mutual non-disparagement obligations, and the survival of certain terms of the Micali Agreement.

Robert Salvoni.  Mr. Salvoni served as our President, International from May 15, 2009 through February 4, 2011. Mr. Salvoni entered into a contract of employment and an employment letter agreement, each effective May 15, 2009 (together, the “Salvoni Agreement”). The material terms of the Salvoni Agreement included, among other things:

•	Base salary of 160,000 GBP per year, subject to adjustment as determined by the Compensation Committee from time to time.

•	An annual performance bonus set by the Compensation Committee, based upon performance standards established relating to financial targets and achievement of individual performance objectives, with an initial target bonus equal to 40% of his annual base salary; provided, however, Mr. Salvoni was guaranteed 50% of his annual performance bonus for fiscal 2010.

•	A car allowance of 10,000 GBP per annum, payable on a monthly basis, which may be terminated at any time in the Company’s discretion.

•	Reimbursement of up to a maximum of 500 GBP in legal fees in connection with the negotiation of the Salvoni Agreement.

•	Vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally.

On October 27, 2009, the Compensation Committee approved an increase in Mr. Salvoni’s annual base salary from 160,000 GBP to 172,165 GBP, effective November 1, 2009, in recognition of his additional responsibilities in managing the Company’s Asia operations. On March 2, 2010, the Compensation Committee approved a monthly bonus of 2,000 GBP for Mr. Salvoni, with retroactive effect to November 2009 and ending in March 2010, in recognition of the significant time and effort expended by him in working to improve the financial performance of the Company’s Asia operations. On April 3, 2010, the Compensation Committee approved an increase in Mr. Salvoni’s annual base salary from 172,165 GBP to 195,000 GBP, with retroactive effect to April 1, 2010, in recognition of his additional responsibilities in managing all of the Company’s international operations.

Effective February 4, 2011, the Company entered into a separation letter agreement with Mr. Salvoni (the “Salvoni Separation Agreement”), pursuant to which the Company paid him 112,250 GBP between February and June 2011, 14,625 GBP of which was paid into his pension fund and 82,250 GBP of which was subject to basic tax. The Salvoni Separation Agreement also provides for the survival of certain terms of the Salvoni Agreement.

Potential Payments upon Termination or Change in Control

Pursuant to agreements with the NEOs, the Company is obligated to make certain payments to the applicable executive officer upon termination of employment, including without limitation by reason of death or disability, or upon a change in control of the Company. Such obligations are summarized in the table and accompanying footnotes below for each covered event for each NEO employed by the Company on June 30, 2011.

Post-Termination Payment Summary(1)
Event	Al Angrisani	Eric W. Narowski	Michael de Vere	Marc H. Levin

Termination Without Cause by Company or With Good Reason by NEO(2)(3)(4)(5)(6)	(a) Certain Stock Awards Vest (7) (b) Stock Options Cease Vesting Total (9): $212,500 comprised of (a)	(a) 6 Months Base Salary (8)(10) (b) Stock Options and Awards Cease Vesting Total Total (9): $112,500 comprised of (a)	(a) 7.5 Months Base Salary (8) (b) Stock Options Cease Vesting Total (9): $171,875 comprised of (a)	(a) 9 Months Base Salary (8) (b) Health Benefits — 9 months (8) (c) Stock Options Cease Vesting Total (9): $219,714, comprised of: (a) $206,250, and (c) $13,464

Termination With Cause by Company or by NEO Without Good Reason(2)(3)(4)(5)	(a) Stock Options and Stock Awards Cease Vesting Total (9): $32,692	(a) Stock Options and Stock Awards Cease Vesting Total (9): $0	(a) Stock Options Cease Vesting Total (9): $0	(a) Stock Options Cease Vesting Total (9): $13,464

Post-Termination Payment Summary(1)
Event	Al Angrisani	Eric W. Narowski	Michael de Vere	Marc H. Levin

Change in Control	(a) Stock Awards 100% Vest; Stock Options Cease Vesting (11)(12) Total assuming no termination of employment (9): $425,000 Total assuming termination of employment (6)(9): $425,000	(a) 12 Months Base
Salary (13)(15)

(b) Average annual
bonus value
(13)(14)(15)

(c) Health Benefits — 12 months (13)(15)

(d) Certain Stock Options and Stock Awards 100% Vest; Other Stock Options Vest Upon Certain Events (17)

(e) 6 Months Out-Placement (13)(16)
Total assuming no termination of employment
(9)(18):$160, comprised of (d)

Total assuming termination of employment (9): $200,609, comprised of:
(a) $183,000,
(b) $1,250,
(c) $10,699,
(d) $160, and
(e) $5,500	(a) 7.5 Months Base Salary (8)

(b) Certain Stock Options Vest Upon Certain Events (17)
Total assuming no termination of employment (9)(18):$0

Total assuming termination of employment (9): $171,875, comprised of:
(a) $171,875
(a) 9 Months Base Salary (8)

(b) Health Benefits — 9 months (8)

(c) Certain Stock Options Vest Upon Certain Events (17)
Total assuming no termination of employment
(9)(18):$0

Total assuming termination of employment (9): $219,714, comprised of:
(a) $206,250, and
(c) $13,464

Death	(a) Stock Options Cease Vesting Total (9): $0	(a) Certain Stock Options Granted At Least One Year Previous — 100% Vest; Other Stock Options Cease Vesting (b) Stock Awards Cease Vesting Total (9): $0	(a) Certain Stock Options Granted At Least One Year Previous — 100% Vest; Other Stock Options Cease Vesting Total (9): $0	(a) Certain Stock Options Granted At Least One Year Previous — 100% Vest; Other Stock Options Cease Vesting Total (9): $13,464

Post-Termination Payment Summary(1)
Event	Al Angrisani	Eric W. Narowski	Michael de Vere	Marc H. Levin

Disability	(a) Stock Options Cease Vesting Total (9): $0	(a) Certain Stock Options Granted At Least One Year Previous — 100% Vest; Other Stock Options Cease Vesting (b) Stock Awards Cease Vesting Total (9): $0	(a) Certain Stock Options Granted At Least One Year Previous — 100% Vest; Other Stock Options Cease Vesting Total (9): $0	(a) Certain Stock Options Granted At Least One Year Previous — 100% Vest; Other Stock Options Cease Vesting Total (9): $13,464

(1)	All post-termination cash payments are linked to obligations of confidentiality and not to compete and/or solicit customers and employees for a period of 12 months following termination of employment.

(2)	The events that constitute “cause” and “good reason” with respect to Mr. Angrisani are described above in “Employment Agreements with Named Executive Officers”.

(3)	Mr. Narowski does not have an employment agreement and the Narowski Change in Control Agreement does not address termination by the Company without “cause” or termination by Mr. Narowski with “good reason” absent a change in control. Mr. Narowski’s severance arrangement with the Company addresses termination by the Company without “cause”, but does not address termination by Mr. Narowski with “good reason”.

(4)	The events that constitute “cause” with respect to Mr. de Vere are described above in “Employment Agreements with Named Executive Officers”. The de Vere Agreement does not address termination by Mr. de Vere with “good reason”.

(5)	The events that constitute “cause” are not specified under the Levin Agreement. The Levin Agreement does not address termination by Mr. Levin with “good reason”.

(6)	If Mr. Angrisani is terminated on or after July 1, 2012 (i) by the Company for any reason other than for “cause” or death or disability, or (ii) by Mr. Angrisani for “good reason”, then Mr. Angrisani is entitled to $400,000, payable in 12 equal monthly installments commencing 30 days after termination of employment.

(7)	If the Company terminates Mr. Angrisani’s employment without “cause” or Mr. Angrisani terminates his employment for “good reason” (i) on or prior to December 31, 2011, then one-half of the shares of restricted stock described in footnote (6) to the table under “Grants of Plan Based Awards in Fiscal 2011” vest (inclusive of shares that have vested previously), or (ii) after December 31, 2011, then all non-vested shares vest.

(8)	Applicable amounts are payable in bi-weekly installments over applicable term.

(9)	Total and category subtotals are based on assumption that termination or change in control occurred on June 30, 2011, the last day of the Company’s most recent fiscal year, and that all un-vested, un-exercised stock options and un-vested restricted stock awards are valued at the closing market price of the Company’s common stock on that date. In the case of stock options for which vesting is accelerated, the total is the positive spread, if any, between the exercise price and the closing market price on June 30, 2011. In the case of stock options that have ceased vesting, the total equals the number of options that have vested at the time of termination multiplied by the positive spread, if any, between the exercise price and the closing market price on June 30, 2011. In the case of stock awards that have ceased vesting, the total equals the number of awards that have vested at the time of termination multiplied by the closing market price on June 30, 2011. Aggregate total compensation is shown first, followed by the subtotal for each category listed above in the same order.

(10)	For purposes of this calculation, “base salary” includes, on an annualized basis, the monthly bonus Mr. Narowski receives for his service as Interim Chief Financial Officer.

(11)	Shares of restricted stock described in footnote (6) to the table under “Grants of Plan Based Awards in Fiscal 2011” fully vest upon a change in control.

(12)	Stock options described in footnotes (4) and (7) to the table under “Grants of Plan Based Awards in Fiscal 2011” fully vest upon a change in control if the change of control occurs on or after July 1, 2012 and prior to Mr. Angrisani’s termination of employment.

(13)	Applies only if Mr. Narowski is terminated without “cause” or leaves with “good reason” during the 12 month period following the change in control.

(14)	Equals the average of Mr. Narowski’s performance bonuses actually earned during the two full fiscal years most recently ended.

(15)	Amounts are payable in bi-weekly installments in the same manner and frequency as compensation payments were made prior to the triggering event. However, if termination is by Mr. Narowski for “good reason” due to the failure of the new employer resulting from the change in control to be bound by the terms of the Narowski Change in Control Agreement, then the amounts are payable in a lump sum promptly after the termination date.

(16)	Actual expenses incurred are reimbursed by the Company after the termination date.

(17)	Applies if there is not a Complying Assumption or, upon a Complying Assumption, the NEO is terminated without “cause” (as defined in the applicable equity incentive agreement) by the acquirer or leaves with “good reason” (as defined in the applicable equity incentive agreement) within the one-year period immediately following the change in control.

(18)	Assumes a Complying Assumption occurred.

Director Compensation

The following table and accompanying footnotes provide information with regard to the compensation for the Company’s non-employee directors during fiscal 2011. Ms. Till received no compensation in her role as a director.

	FISCAL 2011 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)

Marty Beard(2)	19,852	18,829	38,781
David Brodsky(2)	37,040	17,850	54,890
Steven L. Fingerhood(2)	40,000	17,850	57,850
Alan Gould(2)	8,264	8,677	16,941
Stephen D. Harlan(3)	12,156	—	12,156
James R. Riedman(2)	38,000	17,850	55,850
Howard L. Shecter(2)	40,000	17,850	57,850
Antoine G. Treuille(2)	35,000	14,875	49,875

(1)	Reflects full grant date fair value of the restricted stock awards granted during fiscal 2011 and shown in the table below. There were no options granted to non-employee directors during fiscal 2011. For restricted stock, fair value is calculated using the closing market price of the Company’s stock on the date of grant. For additional information as to the assumptions made in valuation, see Note 14 to the

Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

		Stock
		Awards:
		Number of
	Grant	Shares
Name	Date	(#)

Marty Beard	12/15/10	15,774
David Brodsky	11/15/10	21,000
Steven L. Fingerhood	11/15/10	21,000
Alan Gould	5/13/11	10,208
James R. Riedman	11/15/10	21,000
Howard L. Shecter	11/15/10	21,000
Antoine G. Treuille	11/15/10	17,500

(2)	Following are all equity awards outstanding for each current director as of June 30, 2011 (stock option awards reflect unexercised grants of stock options, whether or not vested, and stock awards reflect awards of shares of restricted stock that remain subject to forfeiture):

Name	Option Awards(#)	Stock Awards(#)

Marty Beard	—	7,170
David Brodsky	30,000	8,750
Steven L. Fingerhood	—	8,750
Alan Gould	—	7,291
James R. Riedman	78,333	8,750
Howard L. Shecter	40,000	8,750
Antoine G. Treuille	30,000	7,292

(3)	Mr. Harlan opted not to stand for re-election to the Board at the 2010 Annual Meeting of Stockholders of the Company. His compensation reflects his services for the portion of the fiscal year prior to October 27, 2010.

In April 2009, the Compensation Committee approved certain reductions and modifications to non-employee director compensation that became effective for annual periods commencing after the 2009 Annual Meeting of Stockholders of the Company, in order to better align the compensation of the non-employee directors with the cost control initiatives undertaken by the Company in response to the challenging global macroeconomic environment. Non-employee director compensation before and after this change is shown in the table below.

		November 1,
	Through October 31,	2009
	2009	Onward

All members	$41,500	$35,000
Chairman of the Board(1)	$15,000	$5,000
Lead Director	$15,000	$5,000
Chairman of the Audit Committee	$7,500	$3,000
Chairman of the Compensation Committee	$5,000	$3,000

(1)	During fiscal 2012, Mr. Shecter will receive a cash retainer of $10,000 per month in lieu of the cash retainer that he would have otherwise received for his service as a director and Chairman of the Board in fiscal 2012 to reflect the increased advisory role he is expected to have as the Company transitions to new senior management and pursues key strategic initiatives.

In April 2009, the Compensation Committee agreed that the number of shares of restricted stock that each non-employee director is to receive on November 15 of each fiscal year would be calculated by dividing the annual cash retainer of $35,000 by the higher of $2.00 and the closing price for the Company’s stock price on that day (or the immediately preceding business day if November 15 falls on a weekend). Supplemental grants were granted as shown in the table below.

Each restricted stock grant vests 1/12th on the last day of each month following the grant date, and any unvested stock is forfeited upon termination of an individual’s service as a director. Vesting will be accelerated upon a change in control of the Company.

Supplemental grants of the following numbers of shares of restricted stock are made on November 15 of each year with respect to the following positions, subject to the same vesting rules as the other grants to non-employee directors. The number of shares to be granted is shown on the table below:

Position	Number of Shares

Chairman of the Board(1)	3,500
Lead Director	3,500
Chairman of the Audit Committee	3,500
Chairman of the Compensation Committee	3,500

(1)	During fiscal 2012, Mr. Shecter will receive a restricted stock grant of 120,000 shares that vest 1/12 per month on the 15th day of each month, commencing on July 15, 2011, in lieu of the equity grants that he would have otherwise received for his service as a director and Chairman of the Board in fiscal 2012 to reflect the increased advisory role he is expected to have as the Company transitions to new senior management and pursues key strategic initiatives.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

On June 7, 2011, the Company entered into a services agreement (the “Services Agreement”) with Angrisani Turnarounds and Mr. Angrisani, pursuant to which Mr. Angrisani, Chairman and Chief Executive Officer of Angrisani Turnarounds, agreed to serve as Interim Chief Executive Officer of the Company, effective immediately, and continuing through and including June 30, 2012 (the “Service Period”), subject to certain early termination rights set forth therein. The material terms of the Services Agreement include:

•	Angrisani Turnarounds’ agreement to make Mr. Angrisani available to serve as Interim Chief Executive Officer of the Company at a rate of $20,000 per month (the “Monthly Retainer”) during the Service Period.

•	Mr. Angrisani’s agreement to perform the duties and responsibilities set forth in the Angrisani Agreement.

•	The Company’s agreement to pay Angrisani Turnarounds the Monthly Retainer through the month of November 2011 or for an additional three months following the termination date, whichever occurs later, if the Company terminates Mr. Angrisani’s employment prior to June 30, 2012 without “cause” (as defined in the Angrisani Agreement).

•	The Company’s agreement to pay Angrisani Turnarounds the Monthly Retainer through the month of November 2011 if Mr. Angrisani terminates his employment prior to November 2011 for “good reason” (as defined in the Angrisani Agreement).

•	Mr. Angrisani’s agreement to be bound by certain non-competition obligations in the Angrisani Agreement for the duration of each monthly period associated with a Monthly Retainer payment.

•	The Company’s option, in its sole discretion, to continue to pay the Monthly Retainer for a minimum of six months following the end of the Service Period, binding Mr. Angrisani to the non-competition obligations during such period.

•	Angrisani Turnarounds’ agreement to preserve the confidentiality of non-public confidential and proprietary information received in the course of the Service Period.

•	The Company’s ownership of work product created for the Company.

•	Limitation of the Company’s and Angrisani Turnarounds’ liability.

•	Arbitration of disputes.

In addition, the Company had separately engaged Angrisani Turnarounds beginning in March 2011 to provide a thorough review of the Company’s operations and business model, and a report of observations.

For the fiscal year ended June 30, 2011, the Company incurred $60,000 in expenses related to services provided by Angrisani Turnarounds.

Policies and Procedures for Review of Transactions with Related Persons

The Board has adopted written Policy and Procedures with Respect to Related Party Transactions (the “Procedure”). The Procedure covers all transactions (“Covered Transactions”) in which the Company is a participant and a Related Person (described below) has a direct or indirect interest if the amount involved exceeds $120,000, or, if the applicable Related Person is a director, executive officer, or spouse of a director or executive officer, $50,000.

“Related Persons” include:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner;

•	any person (other than a tenant or employee) sharing the household of any such director, executive officer, nominee or more than 5% beneficial owner; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Procedure requires review and approval of Covered Transactions by the Audit Committee of the Board, or in certain cases where delay is not practical, by the Chair of the Audit Committee with reporting to the full Committee. Annual review is required for ongoing transactions. In its review, the Audit Committee will consider whether each Covered Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. Covered Transactions may be approved in situations, among others, in which:

•	the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources; or

•	the Company receives from or provides products or services to the Related Person on an arm’s length basis on terms comparable to those provided to unrelated third parties, or on terms comparable to those provided to employees generally.

The Audit Committee has granted standing pre-approval for Covered Transactions that involve:

•	compensation of executive officers or directors required to be approved by the Compensation Committee of the Board;

•	transactions in which the Related Person’s only relationship with the company involved is as (i) a director, (ii) an employee other than an executive officer, or (iii) less than 10% stockholder and the amount involved does not exceed $1,000,000 or 2% of that company’s annual revenues;

•	charitable contributions when the Related Person’s only relationship to the charity is as a director or employee other than an executive officer and the aggregate amount does not exceed the lesser of 2% of the charity’s annual receipts and $120,000, or, if the applicable Related Person is a director, executive officer, or spouse of one of them, $50,000; or

•	transactions in which all stockholders receive proportional benefits, and those involving competitive bids, regulated services and charges, and certain routine banking services.

PROPOSAL NO. 1:

ELECTION OF CLASS III DIRECTOR

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE.

Vote Required

If a quorum is present and voting at the 2011 Annual Meeting, the nominee for Class III director receiving the highest number of affirmative votes of the shares of Harris Interactive common stock present in person or represented by proxy and entitled to vote will be elected as a Class III director. Only votes cast for the nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will result in the nominee receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form of proxy “FOR” the nominee for director listed below. In the event that the nominee is unable to or declines to serve as a director at the time of the 2011 Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that the nominee is unable or will decline to serve as a director.

Summary of the Proposal

The Board currently consists of seven directors and is divided into three classes, with the classes of directors serving for staggered three-year terms that expire in successive years. Class III currently has two members, Steven L. Fingerhood and James R. Riedman, each of whose term expires as of the date of the 2011 Annual Meeting. Mr. Riedman declined to stand for re-election in 2011. The Nominating and Governance Committee proposes that the nominee described below, who is currently serving as a Class III director, be re-elected as a Class III director for a term of three years, or until his successor is duly appointed and qualified.

Nominee to Board of Directors

			Class and Year in
			Which		Board
Name	Principal Occupation	Director Since	Term Will Expire	Age	Committees

Mr. Steven L. Fingerhood	Managing Partner, Technology Opportunity Partners, LP and SLF Industry, LP	2008	Class III 2011	53	Lead Director, Audit, Compensation, Nominating and Governance

Steven L. Fingerhood has served as a director of the Company since April 2008. He is the co-founder and managing partner of Technology Opportunity Partners, L.P. and SLF Industry, L.P., private investment partnerships that make concentrated investments in software and technology-enabled service companies. Mr. Fingerhood has over twenty years of experience as an entrepreneur, investor and senior executive in the technology and business services industries. Before co-founding Technology Opportunity Partners and SLF Industry, he founded Zero Gravity Technologies Corporation, which developed document security solutions, and served as its Chairman and Chief Executive Officer until its sale to InterTrust Technologies Corporation. Prior to that, he founded and led Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr. Fingerhood previously served as an independent director for I-many, Inc. (NASDAQ: IMNY), a provider of enterprise-level contract management software and services. Mr. Fingerhood’s extensive experience as an entrepreneur and investor, managerial experience gained through serving in various executive roles, and previous experience serving as a public company director led to the conclusion that he should continue to serve as a director of the Company.

Directors Not Standing for Election

The members of the Board who are not standing for election at the 2011 Annual Meeting are set forth below.

			Class and Year
			in Which
	Principal	Director	Term Will		Board
Name	Occupation	Since	Expire(1)	Age	Committees

Mr. Marty Beard	President and Chief Executive Officer, LiveOps Inc.	2010	Class I 2012	47	Audit, Compensation, Nominating and Governance
Mr. David Brodsky	Private Investor	2001	Class I 2012	74	Audit (Chair), Compensation, Nominating and Governance
Mr. Alan Gould	Executive in Residence, Greycroft Partners	2011	Class II 2013	49	Nominating and Governance
Mr. James R. Riedman	Chairman, Phoenix Footwear Group, Inc.	1989	Class III 2011	52	Audit, Compensation (Chair), Nominating and Governance
Mr. Howard L. Shecter	Partner, Reed Smith LLP	2001	Class II 2013	68	Board Chairman, Audit, Compensation, Nominating and Governance (Chair)
Mr. Antoine Treuille	Partner, Altamont Capital Partners, LLC	2004	Class II 2013	62	Audit, Compensation, Nominating and Governance

(1)	Mr. Riedman is not standing for re-election in 2011.

Marty Beard has served as a director of the Company since December 2010. Mr. Beard is currently President and Chief Executive Officer of LiveOps Inc., a provider of cloud-based contact center solutions. From November 2006 to June 2011, Mr. Beard is served as the President of Sybase 365, Sybase Corporation’s mobile services business. Previously, at Sybase, he served as Senior Vice President, Corporate Development and Marketing from February 2003 to November 2006, and as Vice President, Corporate Development from August 2000 to January 2003. Prior to joining Sybase, Mr. Beard served from

1997 to 2000 as Vice President of Oracle Online, a division of the Oracle Corporation, and from 1993 to 1997 as Staff Director, Corporate Strategy of Pacific Telesis Group. From March 2010 to June 2011, Mr. Beard served as a member of the board of directors of CTIA-The Wireless Association. Mr. Beard’s extensive business and managerial experience gained through serving in various executive roles led to the conclusion that he should continue to serve as a director of the Company.

David Brodsky has served as a director of the Company since November 2001. Mr. Brodsky was elected to the Board pursuant to the terms of the Agreement and Plan of Merger under which Total Research became part of the Company (the “TRC Merger Agreement”). Prior to joining the Board, Mr. Brodsky served as a director of Total Research Corporation from June 1998 through November 2001 and as Chairman from July 1998 to November 2001. Mr. Brodsky has been a private investor for the past ten years and currently serves as a director of Southern Union Company (NYSE: SUG) and chair of that company’s Audit Committee. Mr. Brodsky’s knowledge of capital markets acquired through his investment activities and extensive experience as a director and audit committee chair of public companies led to the conclusion that he should continue to serve as a director of the Company.

Alan Gould has served as a director of the Company since April 2011. He is currently an Executive in Residence at Greycroft Partners, a venture capital fund focused on digital media. From May 2009 to November 2010, he served as Chief Executive Officer of Advertiser Solutions, a business unit of The Nielsen Company that offers end-to-end marketing solutions to advertisers. In 2000, Mr. Gould founded IAG Research, a provider of real time advertising effectiveness measures of television programming viewed on TV, the Internet and mobile devices, and served as its co-Chief Executive Officer until its acquisition by The Nielsen Company in May 2008 for $250 million. After the acquisition, IAG Research was rebranded as Nielsen IAG and Mr. Gould continued in his position as co-Chief Executive Officer until April 2009. He was involved in all aspects of IAG’s product development, sales and ongoing financing, and built the company into the leading provider of engagement metrics in the television industry, serving many of the world’s largest advertisers and media companies. Mr. Gould’s extensive business experience, managerial experience gained through serving in various executive roles, and market research industry background led to the conclusion that he should continue to serve as a director of the Company.

James R. Riedman has served as a director of the Company since October 1989. Mr. Riedman currently serves as the Chairman of the board of directors of Phoenix Footwear Group, Inc. (Amex: PXG), a manufacturer of footwear, a position he has held since 1996. He has served as a director of that company since 1993 and served as its Chief Executive Officer from 2001 to 2004 and again on an interim basis from May 2006 to April 2007. From 1987 to 2002, Mr. Riedman served as the President of the Riedman Corporation, a real estate holding company and an insurance agency, and he also served as a director of that corporation over the same period. Mr. Riedman has served as a director of the Niagara Insurance Exchange, Norstar Bank N.A. (regional advisory board), Excellus Long Term Care Insurance Company, and St. Ann’s Long Term Care Community.

Howard L. Shecter has served as a director of the Company since November 2001. Mr. Shecter was elected to the Board pursuant to the terms of the TRC Merger Agreement. Prior to joining the Board, Mr. Shecter served as a director of Total Research Corporation from June 1998 to November 2001 and as Vice Chairman from July 1998 through November 2001. Mr. Shecter currently serves as Senior M&A Partner with the law firm of Reed Smith LLP. From 2007 to 2009, Mr. Shecter served as a Senior Partner with the law firm of Orrick, Herrington & Sutcliffe LLP. Prior to that time, he was a Senior Partner with the law firm of Morgan, Lewis & Bockius LLP. Mr. Shecter joined that firm in 1968 and served as its Managing Partner from 1979 to 1983 and as Chairman of its Executive Committee in 1985. Mr. Shecter’s extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions, knowledge of crisis and enterprise risk management, and managerial experience gained as a managing partner in several law firms led to the conclusion that he should continue to serve as a director of the Company.

Antoine G. Treuille has served as a director of the Company since January 2004. Mr. Treuille is currently the President of the French-American Foundation, a non-governmental organization linking

France and the United States at leadership levels. He also serves as Managing Partner of Altamont Capital Partners, LLC, a private equity fund, a position he has held since June 2006. He continues to serve as Executive Managing Partner of Mercantile Capital Partners, a private equity fund, a position he has held since September 2000. Prior to Mercantile Capital Partners, Mr. Treuille was President of Charter Pacific Corporation, an investment banking firm he founded in New York City, from 1996 to 1998. Before that, he served in executive roles at Desai Capital Management, Entrecanales Y Travora Inc. and Citibank N.A. in New York City, as well as Le Credit Chimique in Paris, France. Mr. Treuille currently serves on the board of Eramet (Paris: ERA). Mr. Treuille formerly served as Chairman of the Board of Loehmanns’ Holdings Inc., as well as Eye Care Centers of America. He is also a former director of the Societe Bic (Paris: BB). Mr. Treuille’s extensive international and domestic business experience, expertise related to global markets, managerial experience gained through various executive roles in the financial services industry, and extensive experience as a director of public and private companies led to the conclusion that he should continue to serve as a director of the Company.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS TO SERVE AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the 2011 Annual Meeting and entitled to vote is required for the ratification of the appointment of PricewaterhouseCoopers (“PwC”) as the Company’s independent registered public accounting firm for fiscal 2012. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining whether a quorum is present. Abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the 2011 Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the 2011 Annual Meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Summary of the Proposal

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal 2012.

If the stockholders do not ratify the selection of PwC, the Audit Committee will consider a change in auditors for the next year. Even if the selection of PwC is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC will be present at the 2011 Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Fees Paid to PwC

The aggregate fees billed by PwC for professional services rendered to the Company for the fiscal years ended June 30, 2011 and 2010 were $588,800 and $616,000, respectively. An explanation of such fees is provided in the following table:

	Fiscal	Fiscal
	2011($)(1)	2010($)

Audit Fees	$587,300	$614,500
Audit-Related Fees	1,500	1,500
Tax Fees	0	0
All Other Fees	0	0

Total Fees Paid	$588,800	$616,000

(1)	The amounts shown above reflect the engagement fees mutually agreed upon by the Audit Committee and PwC in connection with PwC’s audit of the Company’s financial statements for the fiscal year ended June 30, 2011. Additional amounts related to PwC’s audit of the Company’s financial statements for the fiscal year ended June 30, 2011 may be proposed to the Audit Committee by PwC. However, such amounts, if any, are unknown as of the date of the filing of this Proxy Statement.

“Audit Fees” include fees billed by PwC for (i) auditing our annual financial statements for the fiscal year, (ii) reviewing our quarterly reports on Form 10-Q. “Audit-Related Fees” include fees for services such as accounting consultations. “Tax Fees” are fees billed for tax services in connection with the preparation of the Company’s federal, state and foreign income tax returns, including extensions and quarterly estimated tax payments, and customary consultation or advice regarding accounting issues, potential transactions or taxes (e.g., tax compliance, tax consulting, or tax planning). “All Other Fees” are fees billed for services not included as Audit Fees, Audit-Related Fees, and Tax Fees.

The Audit Committee approves the annual budget for all audit and non-audit services and pre-approves all engagements of the Company’s auditors to provide non-audit services. The Audit Committee has delegated authority to members of the Committee to pre-approve non-audit services and any such approvals must be reported at the next meeting of the Audit Committee. The Chairman of the Audit Committee did not exercise such delegated authority during fiscal 2011. The Audit Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to providing audit and audit-related services. The Audit Committee will not engage the independent registered public accounting firm to provide any non-audit services that are prohibited under Section 10A of the Securities Exchange Act and Rule 10A-3 thereunder. No fees were approved by the Audit Committee under the exception provided in Section 10(A)(i)(1)(B) of the Securities Exchange Act during fiscal 2011 or fiscal 2010.

The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of PwC as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO
2007 EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

The Company’s stockholders are being asked to approve an amendment to the Company’s 2007 Employee Stock Purchase Plan, as amended (the “ESPP”). The proposed amendment would amend Section 13 of the ESPP to increase the maximum number of shares issuable under the ESPP from

1,500,000 to a total of 2,000,000 shares. The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the 2011 Annual Meeting and entitled to vote is required for adoption of the amendment to the ESPP. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the 2011 Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the 2011 Annual Meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the 2011 Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The proposed amendment is intended to ensure that the Company is able to remain competitive and provide sufficient equity incentives to attract and retain highly-qualified and experienced employees. The Board believes that approval of this amendment is in the best interests of the Company and its stockholders because the availability of an adequate reserve of shares under the ESPP is an important factor in attracting, motivating and retaining qualified executive officers and employees essential to our success, as well as encouraging them to be Company stockholders, thereby more closely aligning their long-term interests with those of the stockholders.

New Plan Benefits

The benefits to be received by the Company’s executive officers and employees under the ESPP are not determinable because, under the terms of the ESPP, the amounts of future stock purchases are based on elections made by participants. Future purchase prices are not determinable because they are based on the fair market value of the Company’s common stock. No purchase rights have been granted, and no shares have been issued, with respect to the 500,000 share increase for which stockholder approval is being sought.

Summary of the Provisions of the ESPP

The following is a summary of the principal features of the ESPP. A copy of the ESPP, including the proposed amendment which is underlined in Section 13(a), is included as Appendix A to this Proxy Statement.

General

Pursuant to the ESPP, employees of the Company and its subsidiaries may acquire stock ownership interests in the Company. Employees use payroll deductions to acquire shares of the Company’s common stock under the ESPP. The ESPP is administered by the Board.

Eligibility

All individuals who are employees of the Company for tax purposes and whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year are eligible to participate in the ESPP beginning on the first enrollment date under the ESPP after satisfying the eligibility requirements. However, an employee is not eligible to participate in the ESPP if (i) immediately after a purchase under the ESPP, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (or ownership of such stock would be attributed to the employee), including for purposes of this calculation any stock that the employee may be entitled to purchase under all outstanding options, or (ii) the employee’s rights to purchase stock under all employee stock purchase plans of the Company and any of its subsidiaries accrues at a rate of more than $25,000 worth of stock for each calendar year in which such right is outstanding at any time. As of July 1, 2011, the most recent enrollment date under the ESPP, approximately 540 of the Company’s employees were eligible to participate in the ESPP.

Participation in the ESPP

Eligible employees may participate in the ESPP by filing a subscription agreement and payroll deduction authorization with the Company. A participant may withdraw from the ESPP at any time including during offering periods.

Option Grants and Purchase of Shares

A participant may elect to make purchases through payroll deductions of up to 10% of his or her base compensation. Base compensation for purposes of the ESPP generally includes all base straight time gross earnings and commissions, but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. All payroll deductions must be in increments of 1% of base compensation.

On the first day of each six-month offering period under the ESPP (the “grant date”), participants are granted an option to purchase at the applicable purchase price up to the number of shares of the Company’s common stock that is equal to (i) the participant’s payroll deductions accumulated prior to the exercise date divided by (ii) the applicable purchase price. The option will be exercised automatically on the last day of the offering period, June 30 and December 31 of each year (the “exercise date”). A participant may not purchase more than 5,000 shares of the Company’s common stock during any particular offering period. No fractional shares will be issued; any payroll deductions not sufficient to purchase a full share will be retained in the participant’s account for the next offering period unless the participant terminates participation in the ESPP prior to such period. Any other monies left in a participant’s account after the applicable exercise date will be returned to the participant.

Purchase Price

The purchase price per share at which shares are purchased under the ESPP is an amount equal to 85% of the fair market value of a share of common stock on the applicable grant date or exercise date, whichever is lower.

Termination of Employment

An employee’s participation in the ESPP will be terminated when the employee (i) ceases to be employed by the Company or its subsidiaries for any reason, or (ii) otherwise ceases to meet the eligibility requirements. Upon a termination of an employee’s participation in the ESPP, the payroll deductions credited to his or her account during the offering period but not yet used to exercise his or her option to purchase shares will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto.

Transferability

Neither payroll deductions credited to a participant’s account nor any rights relating to the exercise of an option or to receive shares under the ESPP may be transferred in any way (other than by will or by the laws of descent and distribution to the extent provided by the ESPP). During a participant’s lifetime, an option to purchase shares under the ESPP is exercisable only by him or her.

Administration

The Board administers the ESPP. The Board has discretionary authority to interpret the ESPP, determine eligibility and adjudicate disputes under the ESPP.

Change in Control/Adjustment

The ESPP generally provides that, subject to any necessary stockholder approval, the maximum number of shares a participant may be entitled to purchase during a particular offering period, as well as the purchase price and number of shares covered by a particular option, will be adjusted to reflect any increase or decrease in the number of issued and outstanding shares of the Company’s common stock resulting from a stock split, reverse stock split, stock dividend, or similar event. The ESPP further generally provides that in the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Board, and each participant will have the right to exercise in full his or her option to purchase shares to the extent of his or her accrued payroll deductions to date. In the event of a merger or proposed sale of all or substantially all of the assets of the Company, outstanding options will be assumed or substituted by the successor company, but if the successor company refuses to do so, each participant will have the right to exercise in full his or her option to purchase shares to the extent of his or her accrued payroll deductions to date.

Duration, Amendment and Termination

The Board may terminate or amend the ESPP at any time.  No such termination may affect options previous granted, except that the Board may terminate an offering period on any exercise date if the Board determines that termination of the ESPP is in the best interests of the Company and its stockholders. The Board may make certain changes to the ESPP without stockholder approval, including, among others, limiting the frequency or number of payroll deduction rate changes that may be made by participants during an offering period, establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, and establishing such other limitations or procedures as the Board deems advisable in its sole discretion and which are consistent with the terms of the ESPP. The Board will seek stockholder approval of amendments to the ESPP to the extent required by applicable law or stock exchange rule.

Summary of Federal Income Tax Consequences of the ESPP

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the IRC. A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock at a profit (the sales proceeds exceed the option purchase price) more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock, then the participant will have compensation income equal to the lesser of: (i) the excess of the fair market value of the stock on the grant date over the option purchase price; and (ii) the participant’s profit. Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (the sales proceeds are less than the option purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the fair market value of the stock on the day he or she purchased the stock less the option purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short term.

There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to Section 162(m) of the IRC.

OTHER MATTERS

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the 2011 Annual Meeting is as set forth above. If any other matter or matters are properly brought before the 2011 Annual Meeting, or any adjournment thereof, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in accordance with the recommendation of the Board, or, in the absence of any such recommendation, by the proxy holders in their discretion.

COPIES OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K is also available, without charge, by writing or telephoning to Corporate Secretary, 161 Sixth Avenue, New York, New York 10013; telephone (212) 539-9600. In addition, the report (with exhibits) is available at the SEC’s Internet site (www.sec.gov), and in the Investor Relations section of our website (www.harrisinteractive.com). If requested, the Company also will provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses of furnishing such exhibits.

FUTURE STOCKHOLDER PROPOSALS

Advance Notice Procedures

Under the Company’s Bylaws, no business may be brought before an annual meeting unless:

•	it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act); or

•	it is otherwise brought before the meeting by or at the direction of the Board, or by a stockholder entitled to vote who delivered notice to the Company, containing certain information specified in the Bylaws, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Company’s prior-year proxy statement (between June 2, 2012 and July 2, 2012 for proposals for the 2012 Annual Meeting of Stockholders of the Company).

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, described below.

Additionally, the Company’s Bylaws require stockholders desiring to nominate persons for election to the Board to deliver notice to the Corporate Secretary, containing certain information specified by the Bylaws, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Company’s prior-year proxy statement (between June 2, 2012 and July 2, 2012 for the 2012 Annual Meeting of Stockholders of the Company).

Stockholder Proposals for the 2012 Annual Meeting of Stockholders of the Company

In addition to the advance notice procedures described above, stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2012 Annual Meeting of Stockholders of the Company may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Corporate Secretary by June 2, 2012 (which date is 120 days prior to the first anniversary of the date of this Proxy Statement).

Additionally, if a stockholder interested in submitting a proposal for the 2012 Annual Meeting fails to deliver notice of such stockholder’s intent to make such proposal to the Corporate Secretary between June 2, 2012 and July 2, 2012, then any proxy solicited by management may confer discretionary authority to vote on such proposal.

Appendix A

HARRIS INTERACTIVE INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
(As Amended on October 27, 2009 and on          , 2011)

The following constitute the provisions of the 2007 Employee Stock Purchase Plan of Harris Interactive Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Harris Interactive Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean a period ranging from three (3) months to twenty four (24) months (the precise duration of any Offering Period to be the Offering Period announced at least five (5) days prior to its commencement as set forth in Section 4 of this Plan) during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after the termination date of the previous Offering Period; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the last Trading Day on or before the termination of the duration of such Offering Period selected by the Board. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) “Plan” shall mean this Employee Stock Purchase Plan.

(m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq exchange are open for trading.

3. Eligibility.

(a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and/or of any Subsidiary accrues at a rate which exceeds Twenty Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Notwithstanding the foregoing, the Board may provide from time to time that employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the termination of the previous Offering Period, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may increase or decrease (including to zero percent) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 5,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option. A participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, unless prior to such period the participant has terminated participation in the Plan as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal. A participant may withdraw from an Offering Period. A participant may terminate participation in the Plan for any future Offering Period by giving written notice of termination to the Company in the form of Exhibit B.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse. Certificates representing shares may contain such legends as may be necessary or appropriate pursuant to applicable securities laws, including any legends relating to restrictions on transfer as may be imposed by the Board pursuant to Section 16 of the Plan.

14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect. The Board shall have the power to impose such restrictions on the transfer of shares of Common Stock that may be issued under the Plan during any Offering Period, if such restrictions are announced at least five (5) days prior to the scheduled beginning of the Offering Period to be affected by such restrictions.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has terminated participation in the Plan as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has terminated participation in the Plan as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected”, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in the Purchase Price;

(ii) shortening any Offering Period so that Offering Period end on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated under Section 20 hereof

Exhibit A

HARRIS INTERACTIVE INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

☐	Original Application	Enrollment Date:
☐	Change in Payroll Deduction Rate
☐	Change of Beneficiary(ies)

1) hereby elects to participate in the Harris Interactive Inc. 2007 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2) I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 1 to     %) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3) I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that I may withdraw from an Offering Period and also that any accumulated payroll deductions will be used to automatically exercise my option.

4) I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5) Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): .

6) I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2 year and 1 year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7) I hereby agree to be bound by the terms of the Employee Stock Purchase Plan, including any restrictions on the transferability of any shares received by me pursuant to the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8) In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

(First)	(Middle)	(Last)

Relationship:

(Address):

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature
(If beneficiary other than spouse)

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions HARRIS INTERACTIVE INC. to obtain your records and to create an electronic voting instruction form. 161 SIXTH AVENUE NEW YORK, NY 10013 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Harris Interactive Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harris Interactive Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M38694-P15963 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HARRIS INTERACTIVE INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you vote number(s) of the nominee(s) on the line below. “FOR” the Nominee and “FOR” Proposals 2 and 3: Vote on Director 1. Election of Class III Director: Nominee: 01) Steven L. Fingerhood Vote on Proposals For Against Abstain 2. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for Fiscal Year 2012. 3. Approval of Amendment to 2007 Employee Stock Purchase Plan to Increase Shares Available for Issuance by 500,000 Shares. 4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M38695-P15963 REVOCABLE PROXY HARRIS INTERACTIVE INC. 161 SIXTH AVENUE, NEW YORK, NEW YORK 10013 PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HARRIS INTERACTIVE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 1, 2011 The undersigned hereby constitutes and appoints Michael de Vere and Eric W. Narowski, and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. (“Harris Interactive”) held of record by the undersigned as of the close of business on September 6, 2011, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 1, 2011 at 161 Sixth Avenue (at Spring Street), Sixth Floor, New York, New York at 5:30 p.m. (local time), and at any adjournments thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE SET FORTH ON THE REVERSE SIDE IN PROPOSAL 1, FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS HARRIS INTERACTIVE’S AUDITORS FOR FISCAL 2012, FOR PROPOSAL 3 TO APPROVE AN AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE SHARES AVAILABLE AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. Stockholders also have the option of voting by telephone or via the Internet, and may revoke this proxy, following procedures described in the accompanying Proxy Statement. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated September 30, 2011, and a copy of Harris Interactive’s 2011 Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The undersigned hereby revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. PLEASE DATE, SIGN, AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.